The information in this prospectus supplement is not complete and may be changed. A registration statement relating to these securities became effective under the Securities Act of 1933, as amended. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-207904

Subject to Completion
Preliminary Prospectus Supplement dated June 7, 2016

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 7, 2016)

$

Maiden Holdings, Ltd.

    % Notes due 2046

The notes will bear interest at the rate of     % per year. Interest on the notes is payable on the      day of March, June, September and December of each year, beginning on September   , 2016. The notes will mature on            , 2046. However, Maiden Holdings, Ltd., or Maiden, may redeem the notes, for cash, in whole or in part, on or after June   , 2021, at its option, at any time and from time to time, prior to maturity at a price equal to 100% of their principal amount, plus accrued but unpaid interest to, but not including, the date of redemption, as described under the heading “Description of Notes — Optional Redemption” in this prospectus supplement. Additionally, Maiden may redeem all of the notes prior to maturity upon the occurrence of certain tax events at the prices described under the heading “Description of Notes — Redemption for Changes in Withholding Tax” in this prospectus supplement.

The notes will be unsecured and unsubordinated indebtedness of Maiden and will rank equally in right of payment with all of its other unsecured and unsubordinated indebtedness from time to time outstanding.

Maiden does not have any material assets other than their direct and indirect ownership in the equity of its subsidiaries.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and on page 2 of the accompanying prospectus, as well as the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, to read about important factors you should consider before making a decision to invest in the notes.

	Per Note	Total(2)
Public offering price(1)	$	$
Underwriting discount	$	$
Proceeds, before expenses, to Maiden Holdings, Ltd.	$	$

(1)	Plus accrued interest, if any, from , 2016 if the notes are delivered after that date.
(2)	Assumes no exercise of the underwriters’ over-allotment option.

We have granted an option to the underwriters to purchase up to an additional $     aggregate principal amount of notes from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement, to cover over-allotments, if any.

Neither the Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Maiden intends to apply to list the notes on the New York Stock Exchange and Maiden expects trading will begin within 30 days after the initial issue date of the notes.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company and its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about June   , 2016.

Joint Book-Running Managers

BofA Merrill Lynch	Morgan Stanley	Wells Fargo Securities

The date of this prospectus supplement is            , 2016.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus filed by us with the Securities and Exchange Commission, or the SEC, for use in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information and, accordingly, you should not rely on any such information if it is provided to you. We are not, and the underwriters are not, making an offer to sell, or the solicitation of an offer to buy, any of these securities in any jurisdiction where such an offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any such free writing prospectus is accurate as of any date other than the respective dates of the related documents or the incorporated documents, as the case may be. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. The accompanying prospectus is part of a registration statement, as amended by a post-effective amendment thereto, that we filed with the SEC using a shelf registration process. Under the shelf registration process, from time to time, we may offer common shares, preference shares, depositary shares, debt securities, warrants, units and guarantees. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under this shelf registration statement. In this prospectus supplement, we provide you with specific information about the securities that we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include, or incorporate by reference, important information about us, the securities being offered and other information you should know before making a decision to invest in the securities. This prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If any specific information regarding the securities in this prospectus supplement is inconsistent with the more general description of the securities in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus we file with the SEC in connection with this offering, as well as the additional information described under “Where You Can Find More Information” in this prospectus supplement, before making a decision to invest in the securities. In particular, you should review the information under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference herein.

Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority (“BMA”) for the issue and transfer of our shares and other securities to and between persons resident and non-resident of Bermuda for exchange control purposes provided our shares remain listed on an appointed stock exchange, which includes The Nasdaq OMX Group, Inc. and The New York Stock Exchange, Inc. Neither the BMA nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus supplement and the accompanying prospectus.

References in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” “the Company” or “Maiden” or other similar terms refer to Maiden Holdings, Ltd. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise. Additionally, in this prospectus supplement and the accompanying prospectus, unless otherwise stated or the context otherwise requires, references to “dollars,” or “$”are to the lawful currency of the United States.

PROSPECTUS SUPPLEMENT SUMMARY

The information below is only a summary of more detailed information included elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that is important to you or that you should consider before making a decision to invest in the notes in this offering. The other information is important, so please read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference herein, carefully.

Maiden Holdings, Ltd.

We are a Bermuda-based holding company, primarily focused on serving the needs of regional and specialty insurers in the United States and Europe by providing innovative reinsurance solutions designed to support their capital needs. We specialize in reinsurance solutions that optimize financing by providing coverage within the more predictable and actuarially credible lower layers of coverage and/or reinsuring risks that are believed to be lower hazard, more predictable and generally not susceptible to significant claims from natural catastrophes. Our tailored solutions include a variety of value added services focused on helping our clients grow and prosper. For the three months ended March 31, 2016, our gross premiums written were $864.1 million, and our net income was $36.8 million. As of March 31, 2016, we had total assets and consolidated shareholders’ equity of approximately $6.2 billion and $1.5 billion, respectively. Our principal operating subsidiaries are rated “A-” (Excellent) with a positive outlook by A.M. Best Company, which rating is the fourth highest of sixteen rating levels, and BBB+ (Good) with a stable outlook by Standard & Poor’s, which is the eighth highest of twenty-two rating levels. Our common shares trade on the NASDAQ Global Select Market under the symbol “MHLD.”

We provide reinsurance through our wholly-owned subsidiaries, Maiden Reinsurance Ltd. (“Maiden Bermuda”, formerly known as Maiden Insurance Company Ltd.) and Maiden Reinsurance North America, Inc. (“Maiden US”, formerly known as Maiden Reinsurance Company) and have operations in Bermuda, the United States, Europe and select other global markets. Maiden Bermuda does not underwrite any primary insurance business. Internationally, we provide insurance sales and distribution services through Maiden Global Holdings, Ltd. (“Maiden Global”) and its subsidiaries. Maiden Global primarily focuses on providing branded auto and credit life insurance products through insurer partners to retail clients in the European Union and other global markets. These products also produce reinsurance programs which are underwritten by Maiden Bermuda. Certain international credit life business is written on a primary basis by Maiden Life Försäkrings AB (“Maiden LF”).

Since our founding in 2007, we have entered into a series of strategic transactions that have significantly transformed the scope and scale of our business while maintaining our low volatility, non-catastrophe risk profile. These transactions have increased our gross premiums written to an amount in excess of $2.6 billion. These transactions have included:

•	Entering into a quota share reinsurance agreement (the “AmTrust Quota Share”) with a Bermuda subsidiary of AmTrust Financial Services, Inc. (“AmTrust”), AmTrust International Insurance, Ltd., in 2007 and a quota share reinsurance agreement (the “European Hospital Liability Quota Share”) with AmTrust Europe Limited and AmTrust International Underwriters Limited in 2011;
•	Acquiring the reinsurance operations of GMAC Insurance (the “GMAC Acquisition”) in 2008 and the GMAC International Insurance Services (the “IIS Acquisition”) in 2010;
•	Entering into a quota share reinsurance agreement with a subsidiary of National General Holdings Corporation (“NGHC”) in 2010 (the “NGHC Quota Share”). This agreement was terminated on a run-off basis effective August 1, 2013;
•	Substantially reducing our net exposure to natural hazard events by selling, on May 1, 2013, the primary insurance business written on a surplus lines basis by Maiden Specialty Insurance Company (“Maiden Specialty”), a wholly owned subsidiary of Maiden US, to Brit Insurance. Maiden Specialty provided non-catastrophe inland marine and property coverages. On November 4, 2015, Maiden US finalized the sale of Maiden Specialty to Clear Blue Financial Holdings, LLC; and

•	During 2015, we acquired Regulatory Capital Limited, trading as Insurance Regulatory Capital (“IRC”), a licensed asset manager in Ireland. IRC offers solutions designed to meet the capital and risk management needs of mid-sized insurance companies.

Our business consists of two reportable segments: Diversified Reinsurance and AmTrust Reinsurance (previously titled AmTrust Quota Share Reinsurance). Our Diversified Reinsurance segment consists of a portfolio of predominantly property and casualty reinsurance business focusing on regional and specialty property and casualty insurance companies located primarily in the U.S. and Europe. This segment includes the underwriting portfolio of assumed reinsurance business purchased in the GMAC Acquisition and the IIS Acquisition. The business associated with the GMAC Acquisition is primarily underwritten by Maiden US. The business associated with the IIS Acquisition is underwritten by Maiden Bermuda, with the exception of certain credit life policies written by Maiden LF, which are not material to the overall results of the segment. Our AmTrust Reinsurance segment includes all business ceded to Maiden Bermuda from AmTrust, primarily the AmTrust Quota Share and the European Hospital Liability Quota Share. During the year ended December 31, 2014, the Company revised the structure of its reportable segments following a review that concluded that its former NGHC Quota Share segment, which is currently in run-off, no longer meets the reportable segment criteria under accounting principles generally accepted in the United States (“U.S. GAAP”). As a result, the Company determined that NGHC Quota Share no longer requires separate disclosure as a reportable segment. Furthermore, it was concluded that the remnants of our U.S. excess & surplus (“E&S”) business, which is also in run-off, no longer meets the same reporting criteria and therefore, is no longer aggregated with the other operating segments of the Diversified Reinsurance reportable segment. Due to these revisions, the results of operations of the former NGHC Quota Share segment and the remnants of the E&S business have been included in the “Other” category, and all prior periods presented herein have been reclassified to conform with the current year presentation. The net premiums written in each segment were as follows:

	For the Three Months Ended March 31, 2016		For the Year Ended December 31, 2015
	Net Premiums Written	% of Total	Net Premiums Written	% of Total
	(in millions)		(in millions)
Diversified Reinsurance	$286.1	36%	$734.8	29%
AmTrust Reinsurance	506.7	64%	1,779.3	71%
Total	$792.8	100%	$2514.1	100%

Our principal executive offices are located at 131 Front Street, 2nd Floor, Hamilton HM12 Bermuda, and our telephone number at that location is (441) 298-4900.

Our website address is http://www.maiden.bm. Information contained in our website is not a part of, nor is it incorporated by reference in, this prospectus supplement and the accompanying prospectus.

The Offering

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more detailed description of the terms of the notes, see “Description of Notes” in this prospectus supplement and “Description of Debt Securities of Maiden Holdings, Ltd.” in the accompanying prospectus.

Issuer
Maiden Holdings, Ltd.
Securities Offered
$ aggregate principal amount of % notes due ($ aggregate principal amount if the underwriters’ over-allotment option is exercised in full).
Ranking
The notes will be our unsecured and unsubordinated indebtedness and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.
Interest
The notes will bear interest at the rate of % per year. Interest on the notes is payable on the day of March, June, September and December of each year, beginning on September , 2016. Interest on the notes will accrue from and including June , 2016.
Maturity
The notes will mature on June , 2046, unless redeemed in full prior to such date as described below.
Optional Redemption
The notes may be redeemed, for cash, in whole or in part, on or after June , 2021, at our option, at any time and from time to time, until maturity at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued but unpaid interest on the principal amount being redeemed to, but not including, the redemption date. See “Description of Notes — Optional Redemption.”
Tax Redemption
We will be entitled to redeem the notes, at our option, at any time, in whole but not in part, upon not less than 30 nor more than 60 days’ prior written notice, at 100% of the principal amount thereof, plus any accrued but unpaid interest to, but not including, the date of redemption, in the event that we become or would become obligated to pay, on the next date on which any amount would be payable with respect to the notes, any additional amounts as a result of changes in the laws of relevant tax jurisdictions. See “Description of Notes — Redemption for Changes in Withholding Taxes.”
Covenants
The provisions of the indenture governing the notes will, among other things, limit our ability to create liens on the capital stock of certain of our subsidiaries, to dispose of the capital stock of such subsidiaries and to merge, consolidate or sell assets. See “Description of Notes — Limitation on Liens of Stock of Subsidiaries” and “Limitations on Disposition of Stock of Designated Subsidiaries” in this prospectus supplement and “Description of Debt Securities of Maiden Holdings, Ltd. — Certain Covenants — Merger, Consolidation, and Transfer of Assets” in the accompanying prospectus.
Guarantee
None of our obligations under the notes will be guaranteed by any of our subsidiaries.

Use of Proceeds
Net proceeds from this offering are expected to be approximately $ million (assuming no exercise of the underwriters’ over-allotment option) after deducting the underwriting discount and estimated offering expenses payable by us. We expect to use the net proceeds of this offering for continued support and development of our reinsurance business and for other general corporate purposes, which may include repaying outstanding indebtedness, including Maiden Holdings North America, Ltd.’s (“Maiden NA”) outstanding $107.5 million aggregate principal amount of 8.25% senior notes due 2041 (the “2041 Notes”). See “Use of Proceeds.”
Form and Denomination
The notes will be issued in book-entry form only through the facilities of The Depository Trust Company and its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme. The notes will be issued only in registered form in minimum denominations of $25 and integral multiples of $25 in excess thereof.
Listing
We intend to apply to list the notes on the New York Stock Exchange under the symbol “ .” We expect trading in the notes to begin within 30 days after the initial issue date of the notes.
Further Issuances
We may, from time to time, without the consent of or notice to holders of the notes, issue and sell additional debt securities ranking equally and ratably with the notes in all respects and having the same terms as the notes (other than the issue date, and to the extent applicable, issue price, initial date of interest accrual and initial interest payment date of such additional debt securities), so that such additional debt securities shall be consolidated and form a single series with the notes for all purposes, including voting; provided, that such additional debt securities are fungible with the previously issued notes for U.S. federal income tax purposes.
Risk Factors
See “Risk Factors” and other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before making a decision to invest in the notes.

Summary Historical and Operating Financial Data

The following tables set forth our summary historical income statement data and summary balance sheet data. Statement of income data and balance sheet data as of and for each of the five years ended December 31, 2015 are derived from our audited consolidated financial statements. The income statement data and balance sheet data as of and for the three-month periods ended March 31, 2016 and 2015 have been derived from our unaudited condensed consolidated financial statements. The unaudited condensed consolidated financial statements as of and for the three-month periods ended March 31, 2016 and 2015 were prepared on a basis consistent with that used in preparing our audited consolidated financial statements and include all adjustments, consisting of normal and recurring items, that we consider necessary for a fair presentation of our financial position and results of operations for the unaudited periods. Our historical results are not necessarily indicative of our future operating results, and interim results for the three months ended March 31, 2016 are not projections for the results to be expected for the year ending December 31, 2016. You should read the following information in conjunction with our financial statements and notes thereto and the other financial information included or incorporated by reference in this prospectus supplement.

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	($ in millions, except per share amounts and ratios)
Summary Consolidated Income Statement Data:
Gross premiums written	$864.1	$834.3	$2,662.8	$2,507.4	$2,204.2	$2,001.0	$1,812.6
Net premiums written	792.8	797.0	2,514.1	2,458.1	2,096.3	1,901.3	1,723.5
Net premiums earned	616.0	577.3	2,429.1	2,251.7	2,000.9	1,803.8	1,552.4
Other insurance revenue	4.8	5.0	11.5	13.4	14.2	12.9	12.6
Net investment income	36.3	28.3	131.1	117.2	91.4	81.2	74.9
Net realized and unrealized gains on investments	2.3	0.9	2.5	1.2	3.6	1.9	0.5
Net impairment losses recognized in earnings	—	—	(1.1)	(2.4)	—	—	—
Total revenues	$659.4	$611.5	$2,573.1	$2,381.1	$2,110.1	$1,899.8	$1,640.4
Net loss and loss adjustment expenses	403.6	377.4	1,633.6	1,498.3	1,349.6	1,262.3	1,043.1
Commissions and other acquisition expenses	195.1	178.3	724.2	659.3	556.6	492.1	438.8
General and administrative expenses.	15.5	16.3	64.9	62.5	58.4	53.5	53.9
Interest and amortization expenses	7.3	7.2	29.1	30.0	39.8	36.7	34.1
Accelerated amortization of junior subordinated debt discount and issuance cost	—	—	—	28.2	—	—	20.3
Junior subordinated debt repurchase expense	—	—	—	—	—	—	15.1
Amortization of intangible assets	0.6	0.7	2.8	3.3	3.8	4.4	5.0
Foreign exchange and other (gains) losses	(0.3)	(7.8)	(7.8)	(4.2)	(2.8)	(1.6)	(0.3)
Income tax expense	0.8	0.8	2.1	2.2	1.9	2.2	1.9
(Loss) income attributable to non-controlling interests	(0.1)	0.1	(0.2)	0.1	0.1	0.1	—
Total expenses	$622.5	$573.0	$2,448.7	$2,279.7	$2,007.4	$1,849.7	$1,611.9
Dividends on preference shares	(9.7)	(6.1)	(24.3)	(24.3)	(14.8)	(3.6)	—

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	($ in millions, except per share amounts and ratios)
Net income (loss) attributable to Maiden shareholders	$27.2	$32.4	$100.1	$77.1	$87.9	$46.5	$28.5
Basic earnings (loss) per common share attributable to Maiden shareholders	$0.37	$0.44	$1.36	$1.06	$1.21	$0.64	$0.40
Diluted earnings (loss) per common share attributable to Maiden shareholders	$0.35	$0.41	$1.31	$1.04	$1.18	$0.64	$0.39
Dividends declared per common share	$0.14	$0.13	$0.53	$0.46	$0.38	$0.33	$0.30
Selected Consolidated Ratios:
Loss and loss adjustment expense ratio	65.0%	64.8%	66.9%	66.1%	67.0%	69.5%	66.6%
Commission and other acquisition expense ratio	31.4%	30.6%	29.7%	29.1%	27.6%	27.1%	28.0%
General and administrative expense ratio	2.5%	2.8%	2.7%	2.8%	2.9%	2.9%	3.5%
Expense ratio	33.9%	33.4%	32.4%	31.9%	30.5%	30.0%	31.5%
Combined ratio	98.9%	98.2%	99.3%	98.0%	97.5%	99.5%	98.1%

	As of March 31,		As of December 31,
	2016	2015	2015	2014	2013	2012	2011
	($ in millions, except per share amounts)
Summary Consolidated Balance Sheet Data:
Cash and cash equivalents	$85.2	$168.1	$89.6	$108.1	$139.8	$81.5	$188.1
Restricted cash and cash equivalents	145.5	473.1	242.9	284.4	77.4	132.3	114.9
Total investments at fair value	4,325.9	3,362.7	4,127.7	3,469.5	3,167.2	2,621.6	2,022.9
Reinsurance balances receivable, net	598.3	636.2	377.3	513.0	560.1	522.6	423.4
Loan to related party	168.0	168.0	168.0	168.0	168.0	168.0	168.0
Deferred commission and other acquisition expenses	446.1	430.9	397.5	372.5	304.9	270.7	248.4
Total assets	6,119.7	5,507.3	5,713.6	5,164.1	4,713.4	4,138.2	3,395.1
Reserve for loss and loss adjustment expenses	2,572.4	2,331.5	2,510.1	2,271.3	1,957.8	1,740.3	1,398.4
Unearned premiums	1,571.4	1,437.5	1,354.6	1,207.8	1,034.8	936.5	832.0
Senior notes	360.0	360.0	360.0	360.0	360.0	207.5	107.5
Junior subordinated debt	—	—	—	—	126.4	126.3	126.3
Total liabilities	4,659.4	4,229.8	4,364.5	3,922.9	3,589.1	3,122.6	2,626.1
Total Maiden shareholders’ equity	1,459.0	1,277.1	1,347.8	1,240.7	1,123.8	1,015.2	768.6
Book value per common share	$13.23	$13.11	$11.77	$12.69	$11.14	$11.96	$10.64

RISK FACTORS

An investment in the notes involves risks. You should carefully consider the following material risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in the notes, including the factors listed under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

A trading market for your notes may not develop or, if developed, be maintained or be liquid.

In making a decision to invest in the notes, you should assume that you will be holding the notes indefinitely. The notes are a new issue of securities and, therefore, there is no secondary market for the notes. Although we intend to apply to list the notes on the New York Stock Exchange under the symbol “           ,” we cannot assure you that the notes will be approved for listing. The notes have not been approved for listing as of the date of this prospectus supplement. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and even if they do so, they may discontinue market-making at any time without notice. In addition, the liquidity of a trading market for the notes, and the price therefor, may be adversely affected by changes in the overall market for debt securities, by changes in our financial performance or liquidity or by changes in our prospects or the prospects for companies in the insurance industry. In addition, the underwriters’ market-making activity will be subject to limits imposed by the Federal Securities laws. As a result, an active trading market may not be developed or, if developed, sustained, and you may not be able to sell your notes when desired or at favorable prices.

In addition, there may be a limited number of buyers when you decide to sell your notes. This may affect the price, if any, offered for your notes or your ability to sell your notes when desired or at all.

The notes will be structurally subordinated to all secured and unsecured liabilities and preferred equity of our subsidiaries, and will also be effectively junior in right of payment to our secured indebtedness to the extent of the value of the assets securing such indebtedness.

At March 31, 2016, Maiden had total consolidated indebtedness of approximately $360 million (none of which was secured indebtedness, and $107.5 million (representing the 2041 Notes) of which has been called for redemption and is scheduled to be redeemed on June 15, 2016). The indenture does not restrict us or our subsidiaries from incurring additional unsecured indebtedness, although the indenture contains limited restrictions on the ability of us and our subsidiaries to incur secured indebtedness. The notes will rank equally in right of payment with all unsecured and unsubordinated indebtedness of Maiden now or hereafter incurred, but will be structurally subordinated to all secured and unsecured indebtedness and other liabilities and preferred equity of Maiden’s subsidiaries now or hereafter incurred or issued. In addition, the notes will be effectively junior in right of repayment to Maiden’s secured indebtedness to the extent of the lesser of the principal amount of such indebtedness and the value of the assets securing such indebtedness. In the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of our business, the assets of our subsidiaries will be available to pay the amounts due on the notes and our other unsecured and unsubordinated indebtedness then outstanding only after all indebtedness and preferred equity of our subsidiaries (whether secured or unsecured) has been repaid in full. In addition, our assets will be available to pay the amounts due on the notes and our other unsecured and unsubordinated indebtedness then outstanding only after all our secured indebtedness, if any, has been repaid in full. Therefore, in these events there may not be sufficient assets remaining to pay all amounts due on any or all of the notes.

We are a holding company and our ability to make payments on the notes depends on our ability to receive dividends or other distributions from our subsidiaries.

Our operations are conducted through direct and indirect subsidiaries. As a holding company, we do not own any significant assets other than equity in our subsidiaries. Our ability to meet our obligations, including with respect to the notes, will be dependent on dividends and other distributions or payments from our subsidiaries. The ability of those subsidiaries to pay dividends or make distributions or other payments to us depends upon the availability of cash flow from operations and proceeds from the sale of assets and other capital-raising activities. We cannot be certain of the future availability of such distributions and the lack of any such distributions may adversely affect our ability to pay the principal of, and premium, if any, and interest on, the notes. In addition, dividends or other distributions from our subsidiaries to us may be subject to contractual and other restrictions and are subject to other business considerations.

The indenture governing the notes does not restrict the amount of additional unsecured indebtedness we may incur.

The indenture governing the notes does not restrict the amount of unsecured indebtedness that we or our subsidiaries may incur The incurrence of additional indebtedness by us or our subsidiaries may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy obligations with respect to the notes, a loss in the trading value of your notes and a risk that the credit rating of the notes is lowered or withdrawn.

The terms of the indenture and the notes provide only limited protection against significant events that could negatively impact the value of your notes.

We are not restricted under the terms of the indenture and the notes from incurring additional indebtedness or securing any of our indebtedness except in the manner described under “Description of Notes — Limitation on Liens of Stock of Subsidiaries” in this prospectus supplement. In addition, the notes do not require us to achieve or maintain any minimum financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity. Our ability to recapitalize, incur additional debt, secure existing or future debt and take a number of other actions, including paying dividends on capital stock, that are not limited by the terms of the indenture and the notes, could have the effect of diminishing our ability to make payments on the notes when due. In addition, we are not restricted from repurchasing any indebtedness, including subordinated indebtedness, by the terms of the indenture and the notes. If we issue other debt securities in the future, our respective debt service obligations will increase.

Furthermore, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

An increase in interest rates could result in a decrease in the relative value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase these notes and market interest rates increase, the market values of your notes may decline. We cannot predict the future level of market interest rates.

The notes are subject to early redemption.

The notes may be redeemed, for cash, in whole or in part, on or after June   , 2021, at our option, at any time and from time to time, until maturity. The notes are less likely to become subject to early redemption during periods when interest is accruing on the notes at a rate below that which we would pay on our traditional interest bearing debt securities having a maturity equal to the remaining term of the notes. The notes are more likely to become subject to early redemption during periods when interest is accruing on the notes at a rate above that which we would pay on our traditional interest bearing debt securities having a maturity equal to the remaining term of the notes. In the event that we redeem the notes prior to the maturity date, you will receive only 100% of the principal amount of the notes to be redeemed, plus accrued but unpaid interest on the principal amount being redeemed to, but not including, the redemption date, and you will not receive the benefit of any future interest payments.

Changes in credit ratings issued by nationally recognized statistical rating organizations could adversely affect our cost of financing and the market price of our securities.

Credit rating agencies rate our debt securities on factors that include our financial condition, liquidity and results of operations, business and prospects and their view of the general outlook for the economy generally and the insurance industry specifically. Actions taken by the rating agencies can include maintaining, upgrading, downgrading or withdrawing the current rating of our indebtedness. The downgrade or withdrawal of the credit rating of our indebtedness would likely increase our cost of financing, limit our access to the capital markets and have a negative effect on the value of the notes.

It may be difficult to effect service of process on and enforce judgments against us.

Maiden is a Bermuda company and certain of its officers and directors are residents of various jurisdictions outside the United States. A substantial portion of its assets and its officers and directors, at any one time, are or may be located in jurisdictions outside the United States. It may be difficult for investors to effect service of process within the United States on us or our officers and directors resident outside the United States or to enforce against us judgments of U.S. courts predicated upon civil liability provisions of the U.S. federal securities laws.

We have been advised by Conyers Dill & Pearman Limited, our Bermuda counsel, that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.

In addition to and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to public policy. It is the advice of Conyers Dill & Pearman Limited that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda Court. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court, as they would be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results and the assumptions upon which those statements are based are “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include general statements both with respect to us and the insurance industry and generally are identified with the words “anticipate,” “believe,” “expect,” “predict,” “estimate,” “intend,” “plan,” “project,” “seek,” “potential,” “possible,” “could,” “might,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion or incorporation by reference of such statements in this prospectus supplement and the accompanying prospectus should not be considered as a representation by us or any other person that our objectives or plans or other matters described in any forward-looking statement will be achieved. These statements are based on current plans, estimates, assumptions and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore, you should not place undue reliance on them. Important factors that could cause actual results to differ materially from those in such forward-looking statements are set forth under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2015.

We caution that the list of important risk factors is not intended to be and is not exhaustive. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law, and all subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph. If one or more risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we projected. Any forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus reflect our current view with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth, strategy and liquidity. Readers are cautioned not to place undue reliance on the forward-looking statements which speak only as of the dates of the documents in which such statements were made.

USE OF PROCEEDS

We expect to receive approximately $     million in net proceeds (assuming no exercise of the underwriters’ over-allotment option) from the sale of the notes issued in this offering, after deducting the underwriting discount and our estimated offering expenses. We expect to use the net proceeds of this offering for continued support and development of our reinsurance business and for other general corporate purposes, which may include repaying outstanding indebtedness, including Maiden NA’s outstanding 2041 Notes.

RATIO OF EARNINGS TO FIXED CHARGES

The below table indicates our ratio of earnings to fixed charges for the periods indicated.

	Three Months Ended March 31,		Year Ended December 31,
	2016	2015	2015	2014		2013	2012	2011
Ratio of Earnings to Fixed Charges(1)	6.18x	6.41x	5.35x	4.46x	(2)	3.63x	2.43x	1.89x	(3)

(1)	The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, “earnings” consists of pre-tax income plus fixed charges; and “fixed charges” consists of interest expense and debt amortization charges.
(2)	For the year ended December 31, 2014, “earnings” includes certain non-recurring charges related to the Company’s repurchase of $152.5 million of junior subordinated debt issued in connection with the TRUPS Offering on July 15, 2011. As a result of the repurchase, the Company incurred a non-recurring non-cash charge of approximately $28.2 million for the year ended December 31, 2014, which represents the accelerated amortization of original issue discount and issuance costs associated with equity issued in conjunction with the TRUPS Offering. Excluding these charges, the Company’s ratio of earnings to fixed charges for the year ended December 31, 2014 would have been 5.46x.
(3)	For the year ended December 31, 2011, “earnings” includes certain non-recurring charges related to the Company’s repurchase of $107.5 million of junior subordinated debt issued in connection with the TRUPS Offering on July 15, 2011. Pursuant to the terms of the TRUPS Offering, the Company incurred a non-recurring repurchase expense of approximately $15.1 million, which was reported in the Company’s results of operations for the year ended December 31, 2011. As a result of the repurchase, the Company also incurred an additional non-recurring non-cash charge of approximately $20.3 million for the year ended December 31, 2011, which represents the accelerated amortization of original issue discount and issuance costs associated with equity issued in conjunction with the TRUPS Offering. Excluding these charges, the Company’s ratio of earnings to fixed charges for the year ended December 31, 2011 would have been 2.93x.

CAPITALIZATION

The following table sets forth our consolidated capitalization at March 31, 2016, on (1) an actual basis and (2) on an as adjusted basis to give effect to the offering of the notes (assuming no exercise of the underwriters’ over-allotment option) and the application of the estimated net proceeds therefrom, including the redemption of the 2041 Notes, as described under “Use of Proceeds.” This table should be read in conjunction with our consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” both of which can be found in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, all of which are incorporated by reference in this prospectus supplement.

	As of March 31, 2016
	Actual	As Adjusted
	($ in thousands of U.S. dollars, except share and per share data)
Debt:
Senior notes	$360,000	252,500
Notes offered hereby	—
Total debt	360,000
Equity:
Common shares ($0.01 par value; 75,042,178 shares issued; 73,992,275 shares outstanding)	750	750
Preference Shares (6,000,000 shares of Preference Shares – Series A issued and outstanding; 3,300,000 shares of Mandatory Convertible Preference Shares – Series B issued and outstanding; 6,600,000 shares of Preference Shares – Series C issued and outstanding)	480,000	480,000
Additional paid-in capital	580,779	580,779
Accumulated other comprehensive income	69,470	69,470
Retained earnings	333,035	330,691
Treasury shares, at cost (1,049,903 shares)	(4,991)	(4,991)
Total Maiden shareholders’ equity	1,459,043
Noncontrolling interest in subsidiaries	1,232	1,232
Total equity	1,460,275
Total capitalization	1,820,275

DESCRIPTION OF NOTES

The following description of the particular terms of the notes supplements the description of the general terms of the debt securities set forth under the heading “Description of Debt Securities of Maiden Holdings, Ltd.” in the accompanying prospectus. If the descriptions are inconsistent, you should rely on the information in this prospectus supplement. Maiden will issue the notes under a base indenture, as supplemented by a supplemental indenture (collectively, the “indenture”), that Maiden will enter into with Wilmington Trust, National Association, as trustee. The statements made in this section relating to the notes are summaries of the material provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the notes, the indenture and the supplemental indenture, including the definitions therein of certain terms. You should read the indenture and these related documents carefully to fully understand the terms of the notes because they, and not this description, will define your rights as holders of the notes.

In this section, references to “Maiden” or “we” refer only to Maiden Holdings, Ltd. and not to any of our subsidiaries.

General

The notes will be unsecured and unsubordinated obligations of Maiden and will rank equally in right of payment with all of Maiden’s other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will mature on June   , 2046, unless previously redeemed in full by Maiden as provided below under “— Optional Redemption” or “— Redemption for Changes in Withholding Taxes.”

The notes will bear interest at the rate of     % per annum from June   , 2016 to maturity or early redemption. Interest on the notes will be payable on the             day of March, June, September and December of each year, commencing on September   , 2016, to the persons in whose names such notes were registered at the close of business on the immediately preceding the             day of March, June, September and December (whether or not a business day), respectively.

Interest payments in the respect of the notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for (or from and including the date of issue, if no interest has been paid or duly provided for with respect to the notes), to, but not including, the applicable interest payment date or stated maturity date or date of earlier redemption, as the case may be. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any interest payment date, redemption date or the maturity date falls on a day that is not a business day, the payment due on that interest payment date, redemption date or the maturity date will be made on the next business day, and without any interest or other payment in respect of such delay. The principal, interest, if any, and additional amounts, if any, on the notes will be payable through DTC as described under “— Same-Day Funds Settlement and Payment.”

Maiden will issue the notes initially in an aggregate principal amount of $     million ($     million if the underwriters’ over-allotment option is exercised in full). The indenture governing the notes will not limit the aggregate principal amount of the debt securities which Maiden may issue thereunder and will provide that Maiden may issue debt securities thereunder from time to time in one or more series. Maiden may, from time to time, without the consent of or notice to holders of the notes, issue and sell additional debt securities ranking equally and ratably with the notes in all respects and having the same terms as the notes (other than the issue date, and to the extent applicable, issue price, initial date of interest accrual and initial interest payment date of such additional debt securities), so that such additional debt securities shall be consolidated and form a single series with the notes for all purposes, including voting; provided, that such additional debt securities are fungible with the previously issued notes for U.S. federal income tax purposes.

The notes will not be entitled to the benefit of any mandatory redemption or sinking fund or to redemption or repurchase at the option of the holders upon a change of control, a change in management, an asset sale or any other specified event.

The notes will be issued only in fully registered form without coupons in minimum denominations of $25 and integral multiples of $25 in excess thereof. The notes may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by Maiden or the security registrar) or exchanged for other notes (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by Maiden for such purposes (initially the Corporate Trust Office of the trustee). Such transfer or exchange will be made without service charge, but Maiden may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable.

The indenture will not contain any provisions that would limit Maiden’s ability to incur indebtedness or that would afford holders of the notes protection in the event of a sudden and significant decline in Maiden’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving Maiden. Accordingly, Maiden could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect their respective capital structure or credit rating.

Guarantee

The notes will not be guaranteed by any of Maiden’s subsidiaries.

Optional Redemption

The notes may be redeemed, for cash, in whole or in part, on or after June   , 2021, at Maiden’s option, at any time and from time to time, until maturity at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued but unpaid interest on the principal amount being redeemed to, but not including, the redemption date.

Maiden will mail a notice of any redemption to each holder of notes to be redeemed, at its registered address, by first-class mail (with a copy to the trustee) at least 30 and not more than 60 days prior to the date fixed for redemption. Unless Maiden defaults on payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date. If fewer than all of the notes are to be redeemed, the trustee will select, not more than 60 days prior to the redemption date, the particular notes or portions thereof for redemption from the outstanding notes not previously called by lot or any other method as the trustee deems fair and appropriate. The trustee will make this selection from the then outstanding notes that have not been previously called for redemption. The trustee is required to notify Maiden in writing of the notes that it has selected for redemption and, in the case of any note selected for partial redemption, the principal amount of such note to be redeemed. Additionally, the notes and the portions thereof that the trustee selects for redemption must be in a minimum amount of $25 or integral multiples of $25 in excess thereof. The provisions of the indenture that apply to notes that are called for redemption also apply to portions of notes that are called for redemption.

Payment of Additional Amounts

If any taxes, assessments or other governmental charges are imposed by the jurisdiction, other than the United States, where Maiden or any of its successors (a “Payor”), is organized or otherwise considered to be a resident for tax purposes, any jurisdiction, other than the United States, from or through which the Payor makes a payment on the notes, or, in each case, any political organization or governmental authority thereof or therein having the power to tax (the “Relevant Tax Jurisdiction”) in respect of any payments under the notes, the Payor will pay to each holder of the notes, to the extent it may lawfully do so, such additional amounts as may be necessary in order that the net amounts paid to such holder will be not less than the amount specified in such notes to which such holder is entitled; provided, however, the Payor will not be required to make any payment of additional amounts for or on account of:

•	any tax, assessment or other governmental charge which would not have been imposed but for (1) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership, limited liability company or corporation) and the Relevant Tax Jurisdiction (other than by reason of the mere ownership of, or receipt of payment under, the notes) including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (2) the presentation of a note (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later;
•	any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;
•	any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of (or in respect of) principal of, premium, if any, or any interest on, the notes;
•	any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of the notes to comply with a request of the Payor addressed to the holder to provide information, documents or other evidence concerning the nationality, residence or identity of the holder or such beneficial owner which is required by a statute, treaty, regulation or administrative practice of the Relevant Tax Jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;
•	any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code and related Treasury regulations and pronouncements (the Foreign Account Tax Compliance Act, or “FATCA”) or any successor provisions and any regulations or official law, agreement or interpretations thereof implementing an intergovernmental approach thereto; or
•	any combination of the above;

nor will additional amounts be paid with respect to any payment of the principal of, or any premium or interest on, any notes to any holder who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Relevant Tax Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or limited liability company or beneficial owner who would not have been entitled to such additional amounts had it been the holder of such notes.

The Payor will provide the trustee with the official acknowledgment of the relevant tax authority (or, if such acknowledgment is not available, a certified copy thereof) evidencing the payment of any withholding taxes by the Payor. Copies of such documentation will be made available to the holders of the notes or the paying agent, as applicable, upon written request therefor.

All references in this prospectus supplement to principal of, premium, if any, and interest on the notes will include any additional amounts payable by the Payor in respect of such principal, such premium, if any, and such interest.

Redemption for Changes in Withholding Taxes

Maiden will be entitled to redeem the notes, at its option, at any time, for cash, in whole but not in part, upon not less than 30 nor more than 60 days’ prior written notice, at 100% of the principal amount thereof, plus any accrued but unpaid interest to, but not including, the date of redemption (subject to the right of holders of record on the relevant record date, whether or not a business day, to receive interest due on the relevant interest payment date), in the event that the Payor has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the notes, any additional amounts as a result of:

•	a change in or an amendment to the laws (including any regulations promulgated thereunder) of a Relevant Tax Jurisdiction, which change or amendment is announced: (1) in the case of Maiden, after the date of this prospectus supplement and (2) in the case of any successor to Maiden, after the date such successor becomes the successor to Maiden; or

•	any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced: (1) in the case of Maiden, after the date of this prospectus supplement and (2) in the case of any successor to Maiden, after the date such successor becomes the successor to Maiden, and, in each case, the Payor cannot avoid such obligation by taking reasonable measures available to it.

Before any notice of redemption of the notes is delivered to the holder as described above, Maiden will deliver to the trustee, at least 30 days before the date set for redemption, in each case, an officers’ certificate and an opinion of independent legal counsel of recognized standing stating that the Payor has or will become obligated to pay additional amounts as a result of a change in tax laws or regulations or the application or interpretation of such laws or regulations.

Limitations on Liens on Stock of Subsidiaries

Under the indenture, Maiden will covenant that, so long as any of the notes are outstanding, Maiden will not, nor will it permit any subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any Indebtedness secured by any mortgage, pledge, lien, security interest or other encumbrance upon any shares of capital stock of any Designated Subsidiary (whether such shares of stock are now owned or hereafter acquired) without effectively providing concurrently that the notes (and, if Maiden so elects, any other Indebtedness of Maiden that is not subordinate to the notes and with respect to which the governing instruments of such Indebtedness require, or pursuant to which Maiden is otherwise obligated, to provide such security) will be secured equally and ratably with, or prior to, such Indebtedness for at least the time period such other Indebtedness is so secured.

For purposes of the indenture, “capital stock” of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including preferred stock, partnership interests and limited liability company membership interests, but excluding any debt securities convertible into such equity.

The term “Designated Subsidiary” means any present or future consolidated subsidiary of Maiden, the consolidated net worth of which constitutes at least 10% of Maiden’s consolidated net worth. As of the date hereof, Maiden’s only Designated Subsidiaries are Maiden Holdings North America, Ltd. and Maiden Reinsurance Ltd.

The term “Indebtedness” means, without duplication, with respect to any person, whether or not contingent:

(1)	the principal of and any premium and interest on (a) indebtedness of such person for money borrowed or (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;
(2)	all capitalized lease obligations of such person;
(3)	all obligations of such person issued or assumed as the deferred purchased price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);
(4)	all obligations of such person for the reimbursement of any obligor on any banker’s acceptance, bank guarantees, surety bonds or similar credit transaction; and
(5)	any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (1) through (4) above;

if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet of such person prepared in accordance with generally accepted accounting principles; provided, however, the term “Indebtedness” includes all of the following items, whether or not any such items would appear as a liability on a balance sheet of such person prepared in accordance with generally accepted accounting principles:

(i)	all Indebtedness of others secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of such person (whether or not such Indebtedness is assumed by such person);
(ii)	to the extent not otherwise included, any guarantee by such person of Indebtedness of any other person; and
(iii)	preferred stock or other equity interests providing for mandatory redemption or sinking fund or similar payments issued by any subsidiary of such person.

Limitations on Disposition of Stock of Designated Subsidiaries

The indenture will also provide that, so long as any of the notes are outstanding and except in a transaction otherwise governed by the indenture, Maiden will not issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary (other than to Maiden or another Designated Subsidiary); nor will Maiden permit any Designated Subsidiary to issue (other than to Maiden or another Designated Subsidiary) any shares (other than director’s qualifying shares) of, or securities convertible into, or warrants rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, if, after giving effect to any such transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, Maiden would own, directly or indirectly, less than 80% of the shares of capital stock of such Designated Subsidiary (other than non-voting preferred stock); provided, however, that (1) any issuance, sale, assignment, transfer or other disposition permitted by Maiden pursuant to this covenant may only be made for at least a fair market value consideration as determined by the board of directors of Maiden pursuant to a resolution adopted in good faith and (2) the foregoing will not prohibit any such issuance or disposition of securities if required by any law or any regulation or order of any applicable governmental or insurance regulatory authority.

Notwithstanding the foregoing, (1) Maiden may merge or consolidate any Designated Subsidiary into or with another direct or indirect subsidiary of Maiden, the shares of capital stock of which Maiden owns at least 70%, and (2) Maiden may, subject to the provisions described under “Description of Debt Securities of Maiden Holdings, Ltd. — Certain Covenants — Merger, Consolidation, and Transfer of Assets” in the accompanying prospectus, sell, assign, transfer or otherwise dispose of the entire capital stock of any Designated Subsidiary at one time for at least a fair market value consideration as determined by the board of directors of Maiden pursuant to a resolution adopted in good faith.

Book-Entry System

The certificates representing the notes will be issued in the form of one or more fully-registered global notes without coupons (the “Global Note”) and will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as the nominee of DTC. Except in limited circumstances, the notes will not be issuable in definitive form. Unless and until they are exchanged in whole or in part for the individual notes represented thereby, any interests in the Global Note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee of DTC to a successor depository or any nominee of such successor. See “Description of Debt Securities of Maiden Holdings, Ltd. — Book-Entry Debt Securities” in the accompanying prospectus.

DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.

The rules applicable to DTC and its Participants are on file with the SEC. The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that Maiden believes to be reliable, but Maiden takes no responsibility for the accuracy thereof.

Same-Day Funds Settlement and Payment

Settlement for the notes will be made by the underwriters in immediately available funds. All payments of principal, premium if any, and interest in respect of notes in book-entry form will be made by us in immediately available funds to the accounts specified by DTC.

Listing

Maiden intends to apply to list the notes on the New York Stock Exchange under the symbol “           .” We expect trading in the notes to begin within 30 days after the initial issue date of the notes.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

Concerning the Trustee

Wilmington Trust, National Association is the trustee under the indenture with respect to the notes. Maiden maintains corporate trust relationships in the ordinary course of business with the trustee.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the notes is based upon the United States Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates and retroactive changes) or possible differing interpretations. This discussion is limited to holders who hold the notes as capital assets within the meaning of Section 1221 of the Code and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, entities classified as partnerships, dealers in securities or currencies, persons holding notes as a hedge against currency risks or as a part of a “straddle,” “hedge,” “conversion” or other integrated transaction for tax purposes, or persons whose functional currency is not the U.S. dollar. In addition, this discussion is limited to original purchasers who purchase notes at the issue price of the notes. This discussion does not address the effect of any United States state or local income or other tax laws, any United States federal estate or gift tax laws, or any tax treaties. Persons considering the purchase of the notes should consult their own tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any other taxing jurisdiction.

As used herein, the term “U.S. Holder” means a beneficial owner of a note that is for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to United States federal income taxation regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or if a valid election is in effect under applicable Treasury regulations to be treated as a United States person. As used herein, the term “non-U.S. Holder” means a beneficial owner of a note (other than an entity that is classified as a partnership) that is not a U.S. Holder.

If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is the beneficial owner of any note, the treatment of a partner in that partnership will generally depend upon the status of such partner and the activities of such partnership.

U.S. Holders

Payments of Interest.  Payments of interest on a note (including any additional amounts in respect thereto) generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder’s regular method of tax accounting). Interest paid on the notes is generally income from sources without the United States subject to rules regarding foreign tax credits allowable to a U.S. Holder. Under the foreign tax credit rules, interest paid on the notes will, depending on your circumstances, be either “passive category” or “general category” income for purposes of computing the foreign tax credit.

Disposition of a Note.  Upon the sale, exchange, redemption or retirement of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement (other than amounts representing accrued but unpaid interest) and such U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal such U.S. Holder’s initial investment in the note. Such gain or loss generally will be long-term capital gain or loss if the note was held for more than one year. If the U.S. Holder is an individual, long-term capital gains may be subject to reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Medicare Contribution Tax.  A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is now subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” (or undistributed “net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income (or adjusted gross income in the case of an estate or trust) for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Holder’s net investment income generally includes its interest income and its net gains from the disposition of the notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Non-U.S. Holders

If you are a U.S. Holder, this subsection does not apply to you.

Payments of Interest.  Subject to the discussion regarding FATCA withholding and backup withholding below, a non-U.S. Holder is exempt from United States federal income and withholding taxes on payments of principal, or interest on a note, unless such non-U.S. Holder: (i) is an insurance company carrying on a United States insurance business to which the interest is attributable, within the meaning of the Code, (ii) both (A) has an office or other fixed place of business in the United States to which the interest is attributable, and (B) derives the interest in the active conduct of a banking, financing or similar business within the United States, or (iii) the interest is otherwise effectively connected with the conduct of a trade or business in the United States.

If the payments of interest on a note are effectively connected with the conduct by a non-U.S. Holder of a trade or business in the United States (or, in the case of certain applicable tax treaties, are attributable to a permanent establishment within the United States), such payments will be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally. If the non-U.S. Holder is a corporation for United States federal income purposes, such payments also may be subject to a branch profits tax.

Disposition of a Note.  Subject to the discussion of FATCA withholding and backup withholding below, a non-U.S. Holder will generally not be subject to United States federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a note, unless:

•	such gain is effectively connected with the conduct by such non-U.S. Holder of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment in the United States),
•	or such non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.

Gain that is described in the first bullet point generally will be subject to United States federal income tax, net of certain deductions, at the same rates applicable to United States persons (or lower applicable treaty rate). If the non-U.S. Holder is a foreign corporation, the branch profits tax also may apply to such effectively connected gain. Non-U.S. Holders described in the second bullet point above generally will be subject to United States federal income tax at a rate of 30% on the gain realized, although the gain may be offset by some United States source capital losses realized during the same taxable year.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this filing requirement to their ownership of the notes.

Backup Withholding and Information Reporting

In general, if you are a noncorporate U.S. Holder, we and other payors are required to report to the Internal Revenue Service (“IRS”) all payments of principal, any premium and interest on a note made to you within the United States. In addition, we and other payors are required to report to the IRS any payment of proceeds of the sale of a note before maturity within the United States. Additionally, backup withholding would apply to any payments, if you fail to provide an accurate taxpayer identification number, or you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a non-U.S. Holder, you are generally exempt from backup withholding and information reporting requirements with respect to payments of principal and interest made to you outside the United States by us or another non-United States payor. You are also generally exempt from backup withholding and information reporting requirements in respect of payments of principal and interest made within the United States and the payment of the proceeds from the sale of a note effected at a United States office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.

In general, payment of the proceeds from the sale of a note effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States. In addition, certain foreign brokers may be required to report the amount of gross proceeds from the sale or other disposition of a note under FATCA if you are, or are presumed to be, a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Foreign Account Tax Compliance Act (“FATCA”) Withholding

A 30% withholding tax may be imposed on certain payments to certain non-U.S. financial institutions that fail to comply with information reporting requirements or certification requirements in respect of their direct and indirect United States shareholders and/or United States accountholders. The notes should generally not be treated as accounts for these purposes, except as described below. In addition, the Issuer may be required to withhold on a portion of any payment under any note that is made to a non-U.S. financial institution that has not agreed to comply with these information reporting requirements. Such withholding may be imposed at any point in a chain of payments if a non-U.S. payee fails to comply with U.S. information reporting, certification and related requirements. Accordingly, any notes held through a non-compliant institution may be subject to withholding even if the holder otherwise would not be subject to withholding. Such withholding will generally not apply to payments made before January 1, 2019. Moreover, such withholding will only apply to notes issued or modified at least six months after the date on which final regulations implementing such rule are published in final form. It is impossible to determine at this time what impact, if any, these rules will have on holders of the notes.

Prospective investors should consult their tax advisors and their banks or brokers regarding the possibility of this withholding.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as representatives of each of the other underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among Maiden and the underwriters, Maiden has agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from Maiden, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC
Total	$

The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the notes if they buy any of them. The underwriters will sell the notes to the public when and if the underwriters buy the notes from Maiden. The offering of the notes by the underwriters is subject to receipt and acceptance of any order and subject to the underwriters’ right to reject any order in whole or in part.

We have granted an option to the underwriters, exercisable for 30 days from and including the date of this prospectus supplement, to purchase up to an additional $     aggregate principal amount of notes at the public offering price, less the underwriting discount. The underwriters may exercise this option solely to cover over-allotments, if any. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase an additional aggregate principal amount of notes proportionate to that underwriter’s initial aggregate principal amount of notes reflected in the table above.

The underwriters have advised us that they propose initially to offer the notes to the public at the public offering price set forth on the cover of this prospectus supplement, and may offer the notes to certain dealers at such price less a concession not in excess of     % of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of     % of the principal amount of the notes to certain other dealers. After the public offering of the notes, the public offering price and other selling terms may be changed.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts, will be approximately $     (assuming no exercise of the underwriters’ over-allotment option).

We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The notes are a new issue of securities with no established trading market. We intend to apply to list the notes on the New York Stock Exchange under the symbol “           .” We expect trading in the notes to begin within 30 days after the initial issue date of the notes. The underwriters may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

We expect that delivery of the notes will be made against payment therefor on or about June   , 2016, which will be the fifth business day following the date of the prospectus supplement (this settlement date being referred to as “T+5”). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of the prospectus supplement, or the next succeeding business day, will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

In connection with the offering of the notes, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes.

Specifically, the underwriters may over allot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for Maiden, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State) will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus pursuant to Article 3 of the Prospectus Directive. Accordingly, any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the placement contemplated in this prospectus supplement and the accompanying prospectus should only do so in circumstances in which no obligation arises for Maiden or any underwriter to produce a prospectus for such offer. Neither Maiden nor any underwriter has authorised, nor do they authorise, the making of any offer of notes through any financial intermediary, other than offers made by the underwriters which constitute the final placement of notes contemplated in this prospectus supplement and the accompanying prospectus.

In relation to each Relevant Member State, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

•	to any legal entity which is a qualified investor as defined under the Prospectus Directive;
•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or
•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require Maiden or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

United Kingdom

In the United Kingdom, this prospectus supplement and the accompanying prospectus are only being distributed to and are only directed at, and any offer subsequently may only be directed at, persons who are “qualified investors” (as defined in the Prospectus Directive) who (a) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the Order) or (b) are high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is only available to, and will be engaged with, relevant persons.

Each underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the FSMA)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to Maiden; and
•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the notes offered hereby will be passed upon for us by Sidley Austin LLP, New York, New York. Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California, will act as counsel to the underwriters.

EXPERTS

The financial statements and schedules as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 and the report on effectiveness of internal control over financial reporting as of December 31, 2015 incorporated in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at its Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov or from our website at http://www.maiden.bm. Our Code of Business Conduct and Ethics and our committee charters are also available on our website at http://www.maiden.bm or in print upon written request addressed to our corporate secretary at Maiden Holdings, Ltd., 131 Front Street, 2nd Floor, Hamilton HM12 Bermuda. However, the information on our website does not constitute a part of, nor is it incorporated by reference in, this prospectus supplement and the accompanying prospectus.

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus information which we file with the SEC. This means that we can disclose important information to you by referring you to the documents containing that information and that such information will be regarded as an important part of this prospectus and the accompanying prospectus.

We incorporate by reference the information contained in the documents listed below (other than information that is deemed not to be filed):

•	Annual Report on Form 10-K for the year ended December 31, 2015;
•	Definitive Proxy Statement on Schedule 14A filed with the SEC on April 1, 2016 (to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2015);
•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2016; and
•	Current Reports on Form 8-K filed with the SEC on February 16, 2016 and May 5, 2016 (Item 8.01 only).

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed (other than information in such documents that is deemed not to be filed). Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus supplement and the accompanying prospectus and in our other SEC filings and such outdated or inconsistent information will no longer be regarded as part of this prospectus supplement and the accompanying prospectus.

Nothing in this prospectus supplement or the accompanying prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

You may request a copy of any of these filings, at no cost, by writing or calling us at the following phone number or postal address:

Lawrence F. Metz, Esq.
Executive Vice President, General Counsel and Secretary
Maiden Holdings, Ltd.
131 Front Street, 2nd Floor
Hamilton HM12 Bermuda
(441) 298-4900

PROSPECTUS

Maiden Holdings, Ltd.

Common Shares
Preference Shares
Depositary Shares
Debt Securities
Guarantees
Warrants
Units

Maiden Holdings North America, Ltd.

Debt Securities

By this prospectus, Maiden Holdings, Ltd. may offer common shares, preference shares, depositary shares, debt securities, warrants, units and guarantees and Maiden Holdings North America, Ltd. may offer debt securities. The specific terms of these securities will be provided in supplements to this prospectus. The common shares of Maiden Holdings, Ltd. are listed on the NASDAQ Global Select Market under the symbol “MHLD.”

You should read the risks discussed in “Risk Factors” on page 2 of this prospectus and the applicable prospectus supplement, as well as the risks contained in or described in the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, before you invest in the securities being offered under this prospectus.

The securities may be sold directly to you or through agents, underwriters and/or dealers that Maiden Holdings, Ltd. or Maiden Holdings North America, Ltd. may select, in each case on a continuous or delayed basis. If Maiden Holdings, Ltd. and/or Maiden Holdings North America, Ltd. use agents, underwriters or dealers to sell the securities, Maiden Holdings, Ltd. and/or Maiden Holdings North America, Ltd., as applicable, will name them and describe their compensation in the related prospectus supplement.

Neither the Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is June 7, 2016.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we and Maiden Holdings North America, Ltd. (“Maiden NA”) filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf registration” process. Under this shelf registration process, we and/or Maiden NA may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we and Maiden NA may offer. Each time we or Maiden NA offer any of the securities, we or Maiden NA will prepare a prospectus supplement that will contain certain specific information about the terms of that offering and the securities being offered thereby. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus in their entirety.

The registration statement that contains this prospectus, and the exhibits to the registration statement, contain additional information about us, Maiden NA and the securities that we and Maiden NA may offer under this prospectus. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto. The registration statement and exhibits can be read at the SEC’s web site or at the SEC office mentioned under the heading “Where You Can Find More Information” in this prospectus.

We and Maiden NA may include agreements as exhibits to the registration statement of which this prospectus forms a part. In reviewing such agreements, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us, Maiden NA or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;
•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors in our or Maiden NA’s securities; and
•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement, are subject to more recent developments and therefore may no longer be accurate.

Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of our shares and other securities to and between persons resident and non-resident of Bermuda for exchange control purposes provided our shares remain listed on an appointed stock exchange, which includes The Nasdaq OMX Group, Inc. and The New York Stock Exchange. In granting such consent, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

References in this prospectus to “we,” “us,” “our,” “the Company” or “Maiden” or other similar terms mean Maiden Holdings, Ltd. and its consolidated subsidiaries (including Maiden NA), unless we state otherwise or the context indicates otherwise. References in this prospectus to “Maiden NA” mean Maiden Holdings North America, Ltd. Additionally, in this prospectus, unless otherwise stated or the context otherwise requires, references to “dollars,” or “$” are to United States dollars.

RISK FACTORS

Our business is subject to uncertainties and risks and an investment in the securities being offered under this prospectus involves risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other SEC filings before investing in these securities. We may include additional risks related to the securities being offered in the prospectus supplement relating to that offering. It is possible that our business, financial condition, liquidity, results of operations and prospects could be materially adversely affected by any of these risks.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results and the assumptions upon which those statements are based are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include general statements both with respect to us and the insurance industry and generally are identified with the words “anticipate,” “believe,” “expect,” “predict”, “estimate”, “intend,” “plan,” “project,” “seek,” “potential,” “possible,” “could,” “might,” “may,” “should,” “will,” “would”, “will be”, “will continue”, “will likely result” and similar expressions. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion or incorporation by reference of such statements in this prospectus should not be considered as a representation by us or any other person that our objectives or plans or other matters described in any forward-looking statement will be achieved. These statements are based on current plans, estimates assumptions and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. Important factors that could cause actual results to differ materially from those in such forward-looking statements are set forth in Item 1A “Risk Factors” in our Annual Report on Form 10-K and any applicable prospectus supplement offering our securities.

We caution that the list of important risk factors is not intended to be and is not exhaustive. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law, and all subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph. If one or more risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we projected. Any forward-looking statements included or incorporated by reference in this prospectus reflect our current view with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth, strategy and liquidity. Readers are cautioned not to place undue reliance on the forward-looking statements which speak only as of the dates of the documents in which such statements were made.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at its Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov or from our website at http://www.maiden.bm. Our Code of Business Conduct and Ethics and our committee charters are also available on our website at http://www.maiden.bm or in print upon written request addressed to our corporate secretary at Maiden Holdings, Ltd., 131 Front Street, 2nd Floor, Hamilton HM12 Bermuda. However, the information on our website does not constitute a part of, nor is it incorporated by reference in, this prospectus.

Maiden NA is a direct wholly-owned subsidiary of Maiden and is not currently subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This prospectus is part of a registration statement on Form S-3 filed by us and Maiden NA with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including the exhibits thereto, on Form S-3 that may be obtained as described above. Statements contained in this prospectus or any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information which we file with the SEC. This means that we can disclose important information to you by referring you to the documents containing that information and that such information will be regarded as an important part of this prospectus.

We incorporate by reference the information contained in the documents listed below (other than information that is deemed not to be filed):

•	Annual Report on Form 10-K for the year ended December 31, 2015;
•	Definitive Proxy Statement on Schedule 14A filed with the SEC on April 1, 2016 (to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2015);
•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2016;
•	Current Reports on Form 8-K filed with the SEC on February 16, 2016 and May 5, 2016 (Item 8.01 only); and
•	the description of our common shares, $0.01 par value, set forth in our Form 8-A filed with the SEC on May 5, 2008 and our Registration Statement on Form S-1/A (File No. 333-146137) filed with the SEC on May 2, 2008 and declared effective by the SEC on May 6, 2008, including any amendment or report filed for the purpose of updating that description.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of the filing of the registration statement and, in the case of any particular offering of securities, until such offering of securities is terminated (other than information in such documents that is deemed not to be filed). Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other SEC filings and such outdated or inconsistent information will no longer be regarded as part of this prospectus.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

You may request a copy of any of these filings, at no cost, by writing or calling us at the following phone number or postal address:

Lawrence F. Metz, Esq.
Executive Vice President, General Counsel and Secretary
131 Front Street, 2nd Floor
Hamilton HM12 Bermuda
(441) 298-4900

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement and any free writing prospectus we have prepared or authorized for use with respect to a particular offering of our securities under this prospectus. We have not authorized anyone to provide you with different or additional information and, accordingly, you should not rely on any such information if it is provided to you. We are not making an offer to sell, or the solicitation of an offer to buy, any of these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus or the applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, as the case may be, or that the information incorporated by reference herein and therein is accurate as of any date other than the date of the relevant report or other document in which such information is contained.

MAIDEN HOLDINGS, LTD.

We are a Bermuda-based holding company, primarily focused on serving the needs of regional and specialty insurers in the United States and Europe by providing innovative reinsurance solutions designed to support their capital needs. We specialize in reinsurance solutions that optimize financing by providing coverage within the more predictable and actuarially credible lower layers of coverage and/or reinsuring risks that are believed to be lower hazard, more predictable and generally not susceptible to significant claims from natural catastrophes. Our tailored solutions include a variety of value added services focused on helping our clients grow and prosper. Our principal operating subsidiaries are rated “A-” (Excellent) with a positive outlook by A.M. Best Company, which rating is the fourth highest of sixteen rating levels, and BBB+ (Good) with a stable outlook by Standard & Poor’s, which is the eighth highest of twenty-two rating levels.

We provide reinsurance through our wholly-owned subsidiaries, Maiden Reinsurance Ltd. (“Maiden Bermuda”, formerly known as Maiden Insurance Company Ltd.) and Maiden Reinsurance North America, Inc. (“Maiden US”, formerly known as Maiden Reinsurance Company) and have operations in Bermuda, the United States, Europe and select other global markets. Maiden Bermuda does not underwrite any primary insurance business. Internationally, we provide insurance sales and distribution services through Maiden Global Holdings, Ltd. (“Maiden Global”) and its subsidiaries. Maiden Global primarily focuses on providing branded auto and credit life insurance products through insurer partners to retail clients in the European Union and other global markets. These products also produce reinsurance programs which are underwritten by Maiden Bermuda. Certain international credit life business is written on a primary basis by Maiden Life Försäkrings AB.

Our principal executive offices are located at 131 Front Street, 2nd Floor, Hamilton HM12 Bermuda, and our telephone number at that location is (441) 298-4900.

Our website address is http://www.maiden.bm. Information contained in our website is not a part of, nor is it incorporated by reference in, this prospectus.

MAIDEN HOLDINGS NORTH AMERICA, LTD.

Maiden NA is a direct wholly-owned subsidiary of Maiden and is a holding company that directly and indirectly owns all of Maiden’s U.S. entities. Maiden NA has no operations or employees.

Maiden NA’s principal executive offices are located at 6000 Midlantic Drive, Suite 200 South, Mount Laurel, New Jersey 08054, and its telephone number at that location is (856) 359-2400.

USE OF PROCEEDS

We and/or Maiden NA intend to use the net proceeds from the sale of the securities for general corporate purposes, unless otherwise specified in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS

The below table indicates our ratio of earnings to fixed charges and preference share dividends for the three months ended March 31, 2016 and 2015 and the years ended December 31, 2015, 2014, 2013, 2012 and 2011.

	Three Months Ended March 31,		Year Ended December 31,
	2016	2015	2015	2014		2013	2012	2011
Ratio of Earnings to Fixed Charges and Preference Share Dividends(1)	2.65x	3.49x	2.91x	2.46x	(2)	2.65x	2.21x	1.89x	(3)

(1)	The ratio of earnings to fixed charges and preference share dividends was computed by dividing earnings by fixed charges and preference share dividends. For this purpose, “earnings” consists of pre-tax income plus fixed charges; and “fixed charges and preference share dividends” consists of interest expense, debt amortization charges and preference share dividends.
(2)	For the year ended December 31, 2014, “earnings” includes certain non-recurring charges related to the Company’s repurchase of $152.5 million of junior subordinated debt issued in connection with the TRUPS Offering on July 15, 2011. As a result of the repurchase, the Company incurred a non-recurring non-cash charge of approximately $28.2 million for the year ended December 31, 2014, which represents the accelerated amortization of original issue discount and issuance costs associated with equity issued in conjunction with the TRUPS Offering. Excluding these charges, the Company’s ratio of earnings to fixed charges and preference share dividends for the year ended December 31, 2014 would have been 3.00x.
(3)	For the year ended December 31, 2011, “earnings” includes certain non-recurring charges related to the Company’s repurchase of $107.5 million of junior subordinated debt issued in connection with the TRUPS Offering on July 15, 2011. Pursuant to the terms of the TRUPS Offering, the Company incurred a non-recurring repurchase expense of approximately $15.1 million, which was reported in the Company’s results of operations for the year ended December 31, 2011. As a result of the repurchase, the Company also incurred an additional non-recurring non-cash charge of approximately $20.3 million for the year ended December 31, 2011, which represents the accelerated amortization of original issue discount and issuance costs associated with equity issued in conjunction with the TRUPS Offering. Excluding these charges, the Company’s ratio of earnings to fixed charges and preference share dividends for the year ended December 31, 2011 would have been 2.93x.

DESCRIPTION OF COMMON SHARES

This section describes the general terms and provisions of our common shares that we may issue separately, upon exchange of a debt security, upon conversion of preference shares, upon exercise of an equity warrant or in connection with a unit. The description set forth below of our common shares is only a summary.

As of March 31, 2016, our authorized share capital consisted of 150,000,000 shares from which we have issued 75,042,178 common shares, of which 73,992,275 are outstanding, and issued 6,000,000 8.25% Non-Cumulative Preference Shares, Series A, of par value $0.01 each, 3,300,000 7.25% Mandatory Convertible Preference Shares, Series B, of par value $0.01 each and 6,600,000 7.125% Non-Cumulative Preference Shares, Series C, of par value $0.01 each. The remaining 59,057,822 shares are undesignated at March 31, 2016.

As of May 25, 2016, there were 74,040,733 common shares outstanding held by 26 shareholders of record. This figure does not represent the actual number of beneficial owners of our common shares because shares are frequently held in “street name” by securities dealers and others for the benefit of beneficial owners who may vote the shares.

Dividends

Holders of our common shares are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available therefor, subject to any contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends that we may be subject to imposed by the terms of any outstanding preference shares or debt securities.

Common Shares

Holders of our common shares will have no pre-emptive, redemption, conversion or sinking fund rights. Subject to the limitation on voting rights described below, holders of our common shares are entitled to one vote per share on all matters submitted to a vote of holders of our common shares. Most matters to be approved by holders of our common shares require approval by a simple majority vote. Under our bye-laws, the holders of at least a majority of the common shares voting in person or by proxy at a meeting must generally approve an amalgamation with another company. The Companies Act 1981 of Bermuda (the “Companies Act”) provides that a resolution to remove our auditor before the expiration of its term of office must be approved by at least two-thirds of the votes cast at a meeting of our shareholders. The quorum for general meetings of our shareholders is two or more persons holding or representing a majority of the outstanding common shares on an unadjusted basis. Our board of directors has the power to approve our discontinuation from Bermuda to another jurisdiction. Under our bye-laws, the rights attached to any class of our shares, common or preferred, may be varied with the consent in writing of the holders of at least a majority of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class.

In the event of our liquidation, dissolution or winding-up, the holders of shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any outstanding preferred shares. All outstanding shares are fully paid and non-assessable. Authorized but unissued shares may, subject to any rights attaching to existing shares, be issued at any time and at the discretion of the board of directors without the approval of our shareholders, with such rights, preferences and limitations as the board may determine.

Limitation on Voting Rights

In general, and except as provided under our bye-laws and as provided below, the common shareholders have one vote for each common share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders. However, if, and so long as, the shares of a shareholder are treated as “controlled shares” (as determined pursuant to sections 957 and 958 of the Internal Revenue Code of 1986, as amended (the “Code”)) of any U.S. Person (that owns shares directly or indirectly through non-U.S. entities) and such controlled shares constitute 9.5% or more of the votes conferred by our issued shares, the voting rights with respect to the controlled shares owned by such U.S. Person will be limited, in the aggregate, to a voting power of less than 9.5%, under a formula specified in our bye-laws. The formula is applied repeatedly until the voting power of all 9.5% U.S. Shareholders has been reduced to less than 9.5%. In addition, our board may limit a shareholder’s voting rights when it deems it appropriate to do so to (i) avoid the existence of any 9.5% U.S. Shareholder; and (ii) avoid certain material adverse tax, legal or regulatory consequences to us, any of our subsidiaries or any direct or indirect shareholder or its affiliates. “Controlled shares” include, among other things, all shares that such U.S. Person is deemed to own directly, indirectly or constructively (within the meaning of section 958 of the Code). The amount of any reduction of votes that occurs by operation of the above limitations will generally be reallocated proportionately amongst other shareholders whose shares were not “controlled shares” of the 9.5% U.S. Shareholder so long as such reallocation does not cause any person to become a 9.5% U.S. Shareholder.

Under these provisions, certain shareholders may have their voting rights limited, while other shareholders may have voting rights in excess of one vote per share. Moreover, these provisions could have the effect of reducing the votes of certain shareholders who would not otherwise be subject to the 9.5% limitation by virtue of their direct share ownership.

We are authorized to require any shareholder to provide information as to that shareholder’s beneficial share ownership, the names of persons having beneficial ownership of the shareholder’s shares, relationships with other shareholders or any other facts the directors may deem relevant to a determination of the number of common shares attributable to any person. If any holder fails to respond to this request or submits incomplete or inaccurate information, we may, in our sole discretion, eliminate the shareholder’s voting rights. Pursuant to our bye-laws, a shareholder must give notice within ten days of the date the shareholder acquires actual knowledge that it is the direct or indirect holder of controlled shares of 9.5% or more of the voting power of all our issued and outstanding shares. No shareholder will be liable to any other shareholder or to us for any losses or damages resulting from the shareholder’s failure to respond to, or submission of incomplete or inaccurate information in response to, a request from us for information as to the shareholder’s beneficial share ownership or from the shareholder’s failure to give the notice described in the previous sentence. All information provided by the shareholder will be treated by us as confidential information and will be used by us solely for the purpose of establishing whether any 9.5% U.S. Shareholder exists (except as otherwise required by applicable law or regulation).

If Maiden is required or entitled to vote at an annual or special general meeting (or to act by unanimous written consent in lieu of a general meeting) of any directly held non-U.S. subsidiary (including Maiden Bermuda), the Maiden directors would refer the subject matter of the vote to the Maiden shareholders and seek direction from such shareholders as to how the Maiden directors should vote on the resolution proposed by the non-U.S. subsidiary. In such cases, the voting rights of Maiden’s shareholders will be subject to the same restriction on voting power as set forth above. Substantially similar provisions are contained in the bye-laws (or equivalent governing documents) of the non-U.S. subsidiaries.

Restrictions on Transfer, Issuance and Repurchase

Our directors may decline to register the transfer of any shares if they have reason to believe that such transfer may expose us or any direct or indirect shareholder or its affiliates to non-de minimis adverse tax, legal or regulatory consequences in any jurisdiction. Similarly, we could be restricted from issuing or repurchasing shares if our directors believe that such issuance or repurchase may result in a non-de minimis adverse tax, legal or regulatory consequence to us or any direct or indirect shareholder or its affiliates.

Our directors also may, in their absolute discretion, decline to register the transfer of any shares if they have reason to believe that registration of the transfer under the Securities Act or under any U.S. state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected. In addition, our directors may decline to approve or register a transfer of shares unless all applicable consents, authorizations, permissions or approvals of any governmental body or agency in Bermuda, the United States or any other applicable jurisdiction required to be obtained prior to such transfer shall have been obtained.

We are authorized to request information from any holder or prospective acquirer of shares as necessary to give effect to the transfer, issuance and repurchase restrictions described above, and may decline to effect any transaction if complete and accurate information is not received as requested.

Conyers Dill & Pearman Limited, our Bermuda counsel, has advised us that while the precise form of the restrictions on transfer contained in our bye-laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon. A proposed transferee will be permitted to dispose of any shares purchased that violate the restrictions and as to the transfer of which registration is refused. The proposed transferor of those shares will be deemed to own those shares for dividend, voting and reporting purposes until a transfer of such shares has been registered on our shareholders register.

If the directors refuse to register a transfer for any reason, they must notify the proposed transferor and transferee within three months of such refusal. Our bye-laws also provide that our board of directors may suspend the registration of transfers for any reason and for such periods as it may determine, provided that it may not suspend the registration of transfers for more than 45 days in any period of 365 consecutive days.

The voting restrictions and restrictions on transfer described above may have the effect of delaying, deferring or preventing a change in control of Maiden.

Bye-laws

Our bye-laws provide for our corporate governance, including the establishment of share rights, modification of those rights, issuance of share certificates, calls on shares which are not fully paid, forfeiture of shares, the transfer of shares, alterations of capital, the calling and conduct of general meetings, proxies, the appointment and removal of directors, conduct and power of directors, the payment of dividends, the appointment of an auditor and our winding-up.

Our bye-laws provide that shareholders may only remove a director for cause prior to the expiration of that director’s term at a meeting of shareholders at which a majority of the holders of shares voting thereon vote in favor of that action.

Our bye-laws may only be amended by a resolution adopted by the board of directors and by resolution of the shareholders.

Transfer Agent

Our registrar and transfer agent for the shares is American Stock Transfer & Trust Company.

Listing

Our common shares are listed on the NASDAQ Global Select Market under the symbol “MHLD.”

Differences in Corporate Law

The Companies Act differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant provisions of the Companies Act (including modifications adopted pursuant to our bye-laws) applicable to us, which differ in certain respects from provisions of Delaware corporate law, which is the law that governs many U.S. public companies. The following statements are summaries, and do not purport to deal with all aspects of Bermuda law that may be relevant to us and our shareholders.

Duties of Directors

Under Bermuda law, at common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty has the following essential elements:

•	a duty to act in good faith in the best interests of the company;
•	a duty not to make a personal profit from opportunities that arise from the office of director;
•	a duty to avoid conflicts of interest; and
•	a duty to exercise powers for the purpose for which such powers were intended.

The Companies Act imposes a duty on directors and officers of a Bermuda company:

•	act honestly and in good faith with a view to the best interests of the company; and
•	to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

In addition, the Companies Act imposes various duties on officers of a company with respect to certain matters of management and administration of the company.

The Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any officer, if it appears to a court that such officer is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such officer. Our bye-laws, however, provide that shareholders waive all claims or rights of action that they might have, individually or in the right of Maiden, against any director or officer of us for any act or failure to act in the performance of such director’s or officer’s duties, except this waiver does not extend to any claims or rights of action that arise out of fraud or dishonesty on the part of such director or officer.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders.

The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions, and their business judgments will not be second-guessed. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

Dividends

Bermuda law does not permit payment of dividends or distributions of contributed surplus by a company if there are reasonable grounds for believing that the company, after the payment is made, would be unable to pay its liabilities as they become due, or that the realizable value of the company’s assets would be less, as a result of the payment, than its liabilities. The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be distributed in certain limited circumstances, for example to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation. In addition, our ability to pay dividends is subject to Bermuda insurance laws and regulatory constraints.

Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits at any time when capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Mergers and Similar Arrangements

The amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation agreement to be approved by the company’s board of directors and by its shareholders. Under our bye-laws, we may, with the approval of at least majority of the votes cast at a general meeting of our shareholders at which a quorum is present, amalgamate with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation, a shareholder may apply to a Bermuda court for a proper valuation of such shareholder’s shares if such shareholder is not satisfied that fair value has been paid for such shares. Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and the holders of a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which the shareholder may receive cash in the amount of the fair value of the shares held by that shareholder (as determined by a court) in lieu of the consideration that the shareholder would otherwise receive in the transaction. Delaware law does not provide shareholders of a corporation with voting or appraisal rights when the corporation acquires another business through the issuance of its stock or other consideration (i) in exchange for the assets of the business to be acquired; (ii) in exchange for the outstanding stock of the corporation to be acquired; (iii) in a merger of the corporation to be acquired with a subsidiary of the acquiring corporation; or (iv) in a merger in which the corporation’s certificate of incorporation is not amended and the corporation issues less than 20% of its common shares outstanding prior to the merger.

Takeovers

Bermuda law provides that where an offer is made for shares of another company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer (other than shares held by or for the offeror or its subsidiaries) accept, the offeror may by notice require the nontendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The test is one of fairness to the body of the shareholders and not to individuals and the burden is on the dissenting shareholder to prove unfairness, not merely that the scheme is open to criticism. Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of the outstanding shares of each class of stock that is entitled to vote on the transaction. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

Interested Directors

Bermuda law and our bye-laws provide that if a director has an interest in a material contract or proposed material contract with us or any of our subsidiaries or has a material interest in any person that is a party to such a contract, the director must disclose the nature of that interest at the first opportunity either at a meeting of directors or in writing to the directors. Our bye-laws provide that, after a director has made such a declaration of interest, he is allowed to be counted for purposes of determining whether a quorum is present and to vote on a transaction in which he has an interest, unless disqualified from doing so by the chairman of the relevant board meeting. Under Delaware law such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed to or are known by the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) such material facts are disclosed to or are known by the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Shareholder’s Suit

The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where the act complained of is alleged to be beyond our corporate power or is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of Maiden, against any of our directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except with respect to any fraud or dishonesty of such director or officer. Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors and Officers

Our bye-laws indemnify our directors and officers in their capacity as such in respect of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to us other than in respect of his own fraud or dishonesty, which is the maximum extent of indemnification permitted under the Companies Act. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if the director or officer had no reasonable cause to believe his conduct was unlawful. Under our bye-laws, each of our shareholders agrees to waive any claim or right of action, other than those involving fraud or dishonesty, against us or any of our officers or directors. In addition, we have entered into indemnification agreements with our directors and officers.

Inspection of Corporate Records

Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda, which includes our memorandum of association (including our objects and powers) and alterations to our memorandum of association, including any increase or reduction of our authorized capital. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and our audited financial statements, which must be presented to the annual general meeting of shareholders. Our register of shareholders is also open to inspection by shareholders and to members of the public without charge. We are required to maintain a share register in Bermuda but may establish a branch register outside Bermuda. We are required to keep at our registered office a register of our directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any shareholder to inspect or obtain copies of a corporation’s shareholder list and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.

Enforcement of Judgments and Other Matters

We have been advised by Conyers Dill & Pearman Limited, our Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce (i) judgments of U.S. courts obtained in actions against us or our directors and officers who may reside outside the United States, as well as the experts named in this prospectus who reside outside the United States, predicated upon the civil liability provisions of the U.S. federal securities laws and (ii) original actions brought in Bermuda against us or our directors and officers, as well as the experts named in this prospectus who reside outside the United States predicated solely upon U.S. federal securities laws. There is no treaty in effect between the United States and Bermuda providing for such enforcement, and there are grounds upon which Bermuda courts may not enforce judgments of U.S. courts. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies available under the U.S. federal securities laws, would not be allowed in Bermuda courts as contrary to Bermuda’s public policy.

Insurance Regulations Concerning Change of Control

State insurance laws intended primarily for the protection of policyholders contain certain requirements that must be met prior to any change of control of an insurance company or insurance holding company that is domiciled, or in some cases, having such substantial business that it is deemed commercially domiciled, in that state. These requirements may include the advance filing of specific information with the state insurance commission, a public hearing on the matter, and review and approval of the change of control by the state agencies. We have insurance subsidiaries domiciled or commercially domiciled in Missouri and North Carolina. Under the insurance laws in these states, “control” is presumed to exist through the ownership of 10% or more of the voting securities of an insurance company or any company that controls the insurance company. Any purchase of our shares that would result in the purchaser owning more than 10% of our voting securities will be presumed to result in the acquisition of control of our insurance subsidiaries and require prior regulatory approval.

DESCRIPTION OF PREFERENCE SHARES

This section describes the general terms and provisions of the preference shares that we may issue separately, upon exchange of a debt security, upon exercise of an equity warrant or in connection with a depositary share or unit. The applicable prospectus supplement will describe the specific terms, or modify the general terms, of any preference shares offered through that prospectus supplement and any special federal income tax consequences of those preference shares.

General

Our bye-laws authorize our board of directors, subject to any limitations prescribed by law, to issue preference shares in one or more series without shareholder approval. As of May 25, 2016, 6,000,000 shares of 8.25% Non-Cumulative Preference Shares, Series A were issued and outstanding, 3,300,000 shares of 7.25% Mandatory Convertible Preference Shares, Series B were issued and outstanding and 6,600,000 7.125% Non-Cumulative Preference Shares, Series C were issued and outstanding. We may issue additional shares of preference shares in one or more series as authorized by our board of directors. Each such series of preference shares will have the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as will be determined by the board of directors. The purpose of authorizing the board of directors to issue preference shares and determine its rights and preferences is to eliminate delays and uncertainties associated with a shareholder vote on specific issuances. The issuance of preference shares, while providing desirable flexibility in connection with possible acquisition and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of our outstanding voting shares. Our board of directors may issue preference shares with voting and conversion rights that could adversely affect the voting power of the holders of our common shares. There are no current agreements or understandings for the issuance of preference shares and our board of directors has no present intention to issue any preference shares.

The preference shares will be, when issued, fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, each series will rank on a parity as to dividends and distributions in the event of a liquidation with each other series of preference shares and, in all cases, will be senior to our common shares.

Dividend Rights

Unless otherwise set forth in the applicable prospectus supplement, holders of our preference shares of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available therefor, cash dividends at the rates and on the dates as set forth in the applicable prospectus supplement. Holders of our preference shares will be entitled to receive dividends in preference to and in priority over dividends on common shares and may be cumulative or non-cumulative as determined by our board of directors. We will generally be able to pay dividends and distribute assets to holders of our preference shares only if we have satisfied our obligations on our debt that is then due and payable.

If the applicable prospectus supplement so provides, as long as any preference shares are outstanding, no dividends will be declared or paid or any distributions will be made on our common shares unless the accrued dividends on each series of preference shares have been declared and paid.

Each series of preference shares will be entitled to dividends as described in the applicable prospectus supplement. Different series of preference shares may be entitled to dividends at different dividend rates or based upon different methods of determination. Except as provided in the applicable prospectus supplement, no series of preference shares will be entitled to participate in our earnings or assets.

Liquidation Preference

Upon any dissolution, liquidation or “winding up” of Maiden, the holders of each series of preference shares will be entitled to receive out of our assets, whether from capital, surplus or earnings, and before any distribution of any assets is made on common shares, the amount per share fixed by the board of directors for that series of preference shares, as reflected in the applicable prospectus supplement, plus unpaid dividends, if any, to the date fixed for distribution. Unless otherwise indicated in the applicable prospectus supplement, holders of our preference shares will be entitled to no further participation in any distribution made in conjunction with any dissolution, liquidation or “winding up.”

Redemption

A series of preference shares may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption in connection with a sinking fund. The terms, times, redemption prices and types of consideration of the redemption will be set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the number of shares of the series that we will redeem in each year commencing after a specified date, at a specified redemption price per share, together with an amount equal to any accrued and unpaid dividends to the date of redemption.

If, after giving notice of redemption to the holders of a series of preference shares, we deposit with a designated bank funds sufficient to redeem the series of preference shares, then from and after the deposit, all shares called for redemption will no longer be outstanding for any purpose, other than the right to receive the redemption price and the right, if applicable, to convert the preference shares into our common shares or other securities prior to the date fixed for redemption.

Except as indicated in the applicable prospectus supplement, the preference shares are not subject to any mandatory redemption at the option of the holder.

Sinking Fund

The applicable prospectus supplement for any series of preference shares will state the terms, if any, of a sinking fund for the purchase or redemption of that series.

Conversion and Exchange

The applicable prospectus supplement for any series of preference shares will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of common shares or, if applicable, other securities.

Voting Rights

Under ordinary circumstances, the holders of preference shares have no voting rights except as required by law. The applicable prospectus supplement may provide voting rights for holders of our preference shares.

Transfer Agent and Registrar

We will select the transfer agent, registrar and dividend disbursement agent for a series of preference shares, and each one will be described in the applicable prospectus supplement. The registrar for preference shares will send notices to shareholders of any meetings at which holders of our preference shares have the right to vote on any matter.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares does not purport to be complete and is subject to, and qualified in its entirety by, the deposit agreement and the depositary receipt relating to the preference shares that is attached to the deposit agreement. You should read these documents as they, and not this description, define your rights as a holder of depositary shares. Forms of these documents have been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part.

If we elect to offer fractional interests in preference shares, we will provide for the issuance by a depositary of depositary receipts for depositary shares. Each depositary share will represent fractional interests of preference shares. We will deposit preference shares underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.

The deposit agreement will contain terms applicable to the holders of our depositary shares in addition to the terms stated in the depositary receipts. Each holder of depositary shares will be entitled to all the rights and preferences of the preference shares underlying the depositary shares in proportion to the applicable fractional interest in the underlying preference shares. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preference shares according to the terms of the offering described in the applicable prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preference shares to the holders of our depositary shares in proportion to the number of depositary shares that they own on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to, and treat it as part of, the next sum received by the depositary for distribution to holders of our depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the holders of our depositary shares in proportion, insofar as possible, to the number of depositary shares owned by them, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preference shares will be available to the holders of the depositary shares.

Conversion, Exchange and Redemption

If the preference shares underlying the depositary shares may be converted or exchanged, each holder of depositary receipts will have the right or obligation, as applicable, to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem preference shares held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preference shares. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the underlying preference shares. The depositary will mail notice of redemption to the holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the underlying preference shares. If less than all the depositary shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or any other method.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

When the depositary receives notice of a meeting at which the holders of the preference shares are entitled to vote, the depositary will mail the particulars of the meeting to the holders of the depositary shares. Each holder of depositary shares on the record date may instruct the depositary on how to vote the preference shares underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of preference shares underlying the depositary shares according to the instructions. The depositary will abstain from voting preference shares to the extent it does not receive specific instructions from the holders of our depositary shares representing such preference shares. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Record Date

Whenever (1) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the underlying preference shares, or (2) the depositary shall receive notice of any meeting at which holders of the underlying preference shares are entitled to vote or of which holders of the underlying preference shares are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any of the underlying preference shares, the depositary shall in each such instance fix a record date (which shall be the same as the record date for the underlying preference shares) for the determination of the holders (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the deposit agreement.

Amendments

We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (b) otherwise prejudices any substantial existing right of holders of our depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of our depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

We may, at our option, direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of our depositary shares at least 30 days prior to termination. In addition, a deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares, or
•	we have liquidated, terminated or wound up our business and the depositary has distributed the underlying preference shares to the holders of the related depositary shares.

The depositary may likewise terminate the deposit agreement if at any time 60 days shall have expired after the depositary shall have delivered to us a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue (1) to collect dividends on the underlying preference shares and any other distributions with respect thereto and (2) to deliver the underlying preference shares together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell any underlying preference shares then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of our depositary receipts which have not been surrendered.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preference shares and any redemption of the preference shares. Holders of our depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering written notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of our depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended articles of incorporation to furnish to the holders of the preference shares. The depositary will not be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. The depositary will not be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preference shares unless the holders of our depositary shares requesting the depository to do so furnish it with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF DEBT SECURITIES OF MAIDEN HOLDINGS NORTH AMERICA, LTD.

The debt securities of Maiden NA will be issued in one or more series under an indenture by and among Maiden NA, Maiden, as guarantor, and Wilmington Trust Company, as trustee. References in this section to the “Indenture” refer to such indenture, references to the “Trustee” refer to such trustee or any other trustee for any particular series of debt securities issued under the Indenture and references to “debt securities” refer to debt securities that Maiden NA may issue from time to time. The terms of the debt securities of any series will be those specified in or pursuant to the Indenture and in the applicable debt securities of that series and those made part of the Indenture by the Trust Indenture Act of 1939, as amended.

The following description of selected provisions of the Indenture and the debt securities is not complete, and the description of selected terms of the debt securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the form of the Indenture and the form of the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the Indenture or the form of the applicable debt securities, see “Where You Can Find More Information” in this prospectus. The following description of debt securities and the description of the debt securities of the particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the Indenture and the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus. Capitalized terms used but not defined in this section shall have the meanings assigned to those terms in the Indenture.

The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When the debt securities of a particular series are offered for sale, the specific terms of such debt securities will be described in the applicable prospectus supplement. If any particular terms of such debt securities described in a prospectus supplement differ from any of the terms of the debt securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

The debt securities of each series will constitute the unsecured unsubordinated or subordinated obligations of Maiden NA and will rank on a parity in right of payment with all of its other existing and future unsecured and unsubordinated or subordinated indebtedness, as the case may be. Maiden NA may issue an unlimited principal amount of debt securities under the Indenture. The Indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by Maiden NA. Please read the applicable prospectus supplement relating to the debt securities of the particular series being offered thereby for the specific terms of such debt securities, including, where applicable:

•	the title of the series of debt securities;
•	any limit on the aggregate principal amount of debt securities of the series;
•	the date or dates on which Maiden NA will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine such date or dates;
•	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;
•	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;
•	whether the debt securities are entitled to the benefits of the guarantee of Maiden;
•	the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine such date or dates;
•	the date or dates, if any, on which the interest on the debt securities of the series will be payable and the record dates for any such payment of interest;

•	the manner in which, or the person to whom, any interest on any bearer security of the series of debt securities will be payable, if different than upon presentation and surrender of the coupons relating to the bearer security;
•	the terms and conditions, if any, upon which Maiden NA is required to, or may, at its option, redeem debt securities of the series;
•	the terms and conditions, if any, upon which Maiden NA will be required to repurchase debt securities of the series at the option of the holders of debt securities of the series;
•	whether the debt securities of any series are senior or subordinated obligations;
•	the terms of any sinking fund or analogous provision;
•	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;
•	the authorized denominations in which the series of debt securities will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, in the case of registered securities, or minimum denominations of $5,000, in the case of bearer securities;
•	the place or places where (1) amounts due on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer and exchange and, if applicable, for exchange for other securities or property, and (3) notices or demands to or upon Maiden NA in respect of the debt securities of the series or the Indenture may be served, if different than the corporate trust office of the Trustee;
•	if other than U.S. dollars, the currency or currencies in which purchases of, and payments on, the debt securities of the series must be made and the ability, if any, of Maiden NA or the holders of debt securities of the series to elect for payments to be made in any other currency or currencies;
•	whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods (any of those debt securities being referred to as “Indexed Securities”) and the manner used to determine those amounts;
•	any addition to, modification, or deletion of, any covenant or Event of Default with respect to debt securities of the series;
•	whether the debt securities of the series will be issuable in registered or bearer form or both and whether any debt securities of the series will be issued in temporary or permanent global form and, if so, the identity of the depositary for the global debt securities;
•	whether and under what circumstances Maiden NA will pay Additional Amounts on the debt securities of the series to any holder who is a United States Alien in respect of any tax, assessment, or other governmental charge and, if so, whether Maiden NA will have the option to redeem such debt securities rather than pay the Additional Amounts; and
•	any other terms of debt securities of the series.

As used in this prospectus and any prospectus supplement relating to the offering of debt securities, references to the principal of and premium, if any, and interest, if any, on the debt securities of a series include Additional Amounts, if any, payable on the debt securities of such series in that context.

Maiden NA may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Material federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise specified in the applicable prospectus supplement, Maiden NA may, without the consent of, or notice to, the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Other than to the extent provided with respect to the debt securities of a particular series and described in an applicable prospectus supplement, the Indenture will not contain any provisions that would limit our ability or the ability of Maiden NA to incur indebtedness or to substantially reduce or eliminate our consolidated assets, which may have an adverse effect on the ability of us or Maiden NA to service our or Maiden NA’s indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:

(1)	a highly leveraged or similar transaction involving us, our management, or any affiliate of any of those parties,
(2)	a change of control, or
(3)	a reorganization, restructuring, merger, or similar transaction involving us or our affiliates that may adversely affect the holders of our debt securities.

Registration, Transfer, Payment, and Paying Agent

Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The Indenture, however, provides that Maiden NA may also issue debt securities in bearer form only, or in both registered and bearer form. Purchasers of bearer securities will be subject to certification procedures and may be affected by limitations under United States tax laws. The terms of the bearer securities of the particular series and the applicable procedures and limitations will be described in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, registered securities will be issued in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof, and bearer securities will be issued in minimum denominations of $5,000.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for exchange for other securities or property, at an office or agency maintained by Maiden NA in Wilmington, Delaware. However, Maiden NA, at its option, may make payments of interest on any interest payment date on any registered security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.

Any interest not punctually paid or duly provided for on any interest payment date with respect to the debt securities of any series will forthwith cease to be payable to the holders of those debt securities on the applicable regular record date and may either be paid to the persons in whose names those debt securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the Trustee, notice whereof shall be given to the holders of those debt securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the Indenture.

Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the designated place or places. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any exchange of debt securities for other securities or property, but Maiden NA may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.

Unless otherwise specified in the applicable prospectus supplement, Maiden NA will not be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;
•	register the transfer of or exchange any registered security, or portion of any registered security, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or
•	issue, register the transfer of or exchange a debt security which has been surrendered for repurchase at the option of the holder, except the portion, if any, of the debt security not to be repurchased.

Book-Entry Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating thereto. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

Maiden NA anticipates that global debt securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, New York, New York, and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. Maiden NA also anticipates that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements will be described in the applicable prospectus supplement.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities except in the limited circumstances described below.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of direct participants in the debt securities in accordance with its procedures.

A beneficial owner of debt securities shall give notice to elect to have its debt securities repurchased or tendered, through its participant to the Trustee and shall effect delivery of such debt securities by causing the direct participant to transfer the participant’s interest in such debt securities, on DTC’s records, to the Trustee. The requirement for physical delivery of debt securities in connection with a repurchase or tender will be deemed satisfied when the ownership rights in such debt securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of such debt securities to the Trustee’s DTC account.

In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote such global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to Maiden NA as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

Principal of and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or Maiden NA, subject to any legal requirements in effect from time to time. Payment of principal, premium, if any, and interest, if any, to Cede & Co. is Maiden NA’s responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except as described in this prospectus, owners of beneficial interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the Indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. Neither we, Maiden NA nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, owners of beneficial interests in a global debt security will not receive certificates representing their interests. However, if

•	DTC notifies Maiden NA that it is unwilling or unable to continue as a depositary for the global debt securities of any series or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by Maiden NA within 90 days of the notification or of Maiden NA’s becoming aware of DTC’s ceasing to be so registered, as the case may be,
•	Maiden NA determines, in its sole discretion, not to have the debt securities of any series represented by one or more global debt securities, or
•	an Event of Default under the Indenture has occurred and is continuing with respect to the debt securities of any series and DTC wishes to exchange such global debt securities for definitive certificated debt securities,

Maiden NA will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

We obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but neither we nor any applicable underwriters, agents or dealers take any responsibility for the accuracy of this information.

Outstanding Debt Securities

In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent, or waiver under the Indenture:

•	the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the original issue discount security as of the date of the determination,
•	the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal amount of the Indexed Security determined on the date of its original issuance,
•	the principal amount of a debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of the debt security, and
•	a debt security owned by Maiden NA or any obligor on the debt security or any affiliate of Maiden NA or such other obligor shall be deemed not to be outstanding.

Redemption and Repurchase

The debt securities of any series may be redeemable at Maiden NA’s option or may be subject to mandatory redemption by Maiden NA as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by Maiden NA at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.

Exchange

The terms and conditions, if any, on which debt securities of any series are exchangeable for shares of our common shares or other securities or property will be set forth in the applicable prospectus supplement.

Guarantees by Maiden

Unless specified otherwise in the applicable prospectus supplement, Maiden NA’s obligations under the debt securities will be fully and unconditionally guaranteed on an unsecured and unsubordinated or subordinated basis by Maiden, as the case may be. The guarantee will be Maiden’s direct obligation, ranking equally and ratably in right of payment with all of its other existing and future unsecured and unsubordinated or subordinated obligations, as the case may be, other than obligations preferred by law. Maiden’s obligations under any guarantee will be limited to the maximum amount permitted under applicable federal or state law.

Certain Covenants

Any material covenants applicable to the debt securities of any series not described in this prospectus will be specified in the applicable prospectus supplement.

Merger, Consolidation, and Transfer of Assets

The Indenture provides that neither Maiden NA nor Maiden, as guarantor, may, in any transaction or series of related transactions, consolidate or amalgamate with or merge into any other person or sell, lease, assign, transfer, or otherwise convey all or substantially all of their assets to any other person unless:

•	in such transaction or transactions involving Maiden NA, either (1) Maiden NA shall be the continuing person (in the case of a merger) or (2) the successor person (if other than Maiden NA) formed by or resulting from the consolidation or amalgamation or merger or to which such sale, assignment, transfer, lease or other conveyance of all or substantially all of the properties and assets of Maiden NA is made, shall be a corporation organized and existing under the laws of the United States or Bermuda, and such successor person shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities outstanding under the Indenture and the due and punctual performance of all of Maiden NA’s other obligations under the Indenture and the debt securities outstanding thereunder, including any applicable exchange rights of holders;
•	in such transaction or transactions involving Maiden, either (1) Maiden shall be the continuing person (in the case of a merger) or (2) the successor person (if other than Maiden) formed by or resulting from the consolidation or amalgamation or merger or to which such sale, assignment, transfer, lease or other conveyance of all or substantially all of the properties and assets of Maiden is made, shall be a corporation organized and existing under the laws of the United States or Bermuda, and such successor person shall expressly assume the due and punctual performance of all of Maiden’s obligations under the Indenture and the debt securities outstanding thereunder;
•	immediately after giving effect to such transaction or transactions, no Event of Default under the Indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the Indenture, shall have occurred and be continuing; and
•	the Trustee shall have received an officer’s certificate and opinion of counsel from Maiden NA or Maiden, as applicable, to the effect that all conditions precedent provided for in the Indenture have been satisfied.

Upon any consolidation or amalgamation by Maiden NA or Maiden, as guarantor, with, or Maiden NA’s or Maiden’s merger into, any other person or any sale, assignment, transfer, lease, or conveyance of all of the properties and assets of Maiden NA or Maiden, as applicable, to any person in accordance with the provisions of the Indenture described above, the successor person formed by the consolidation or amalgamation or into which Maiden NA or Maiden, as the case may be, is merged or to which the sale, assignment, transfer, lease, or other conveyance is made shall succeed to, and be substituted for, Maiden NA or Maiden, as guarantor, and may exercise every right and power of Maiden NA or Maiden, as applicable, under the Indenture with the same effect as if such successor person had been named as Maiden NA or Maiden, as applicable, therein; and thereafter, except in the case of a lease, the predecessor person shall be released from all obligations and covenants under the Indenture and the debt securities issued under that Indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the Indenture as being:

(1)	failure to pay interest for 30 days after the date payment is due and payable on any debt security of that series;
(2)	failure to pay principal or premium, if any, on any debt security of that series when due, either at maturity, upon any redemption, by declaration or otherwise;
(3)	failure to make any sinking fund payment or payment under any analogous provision when due with respect to any debt security of that series;
(4)	other than in accordance with the terms of the Indenture, the cessation of a guarantee of any debt security of that series to be in full force and effect, or the declaration of a guarantee of any debt security of that series to be null and void and unenforceable, or the finding of a guarantee of any debt security of that series to be invalid, or the denial by Maiden, as guarantor, of its liability under its guarantee;
(5)	failure to perform any other covenant for 60 days after notice of such performance was required;
(6)	specified events of bankruptcy, insolvency, or reorganization with respect to Maiden NA, Maiden or any Significant Subsidiary of Maiden NA or Maiden; or
(7)	any other Event of Default established for the debt securities of that series.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. Events of Default with respect to our subordinated debt securities may be different than those with respect to our senior debt securities. The Trustee is required to give notice to holders of the debt securities of any series within 90 days after the Trustee has knowledge of a default relating to such debt securities; provided, however, that the Trustee may withhold such notice except a default in payment of principal, premium, if any, interest, if any, Additional Amounts, if any, or sinking fund payments, if any, in respect of such debt securities or a default or in the delivery of securities or property upon exchange of such debt securities in accordance with their terms, if the Trustee, in good faith, determines it is in the best interest of such holders to do so.

If an Event of Default specified in clause (6) above occurs with respect to Maiden NA or Maiden and is continuing, then the principal of all the debt securities and interest, if any, thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the debt securities of any series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and interest, if any, thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such acceleration and its consequences.

The Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or Trustee, or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it, and no inconsistent direction has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of the debt securities of that series. Notwithstanding any other provision of the Indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, and any Additional Amounts on that debt security on the respective due dates for those payments and, in the case of any debt security which is exchangeable for other securities or property, to exchange that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such exchange, and this right shall not be impaired without the consent of such holder.

Subject to the provisions of the Trust Indenture Act requiring the Trustee, during the continuance of an Event of Default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee reasonable indemnity. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee.

Within 120 days after the close of each fiscal year, Maiden NA and Maiden, as guarantor, must deliver to the Trustee an officers’ certificate stating whether or not each certifying officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof.

Modification, Waivers, and Meetings

The Indenture permits Maiden NA, Maiden, as guarantor, and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the Indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the Indenture. However, no modification or amendment shall, among other things:

•	change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on or any Additional Amounts, if any, with respect to any debt securities, or
•	reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of any debt securities, or any Additional Amounts with respect to any debt securities, or change Maiden NA’s obligation to pay Additional Amounts, or
•	reduce the amount of principal of any original issue discount securities that would be due and payable upon acceleration of the maturity of any debt security, or
•	adversely affect any right of repayment or repurchase at the option of any holder, or
•	release Maiden, as guarantor, from any of its obligations under its guarantee or the Indenture other than in accordance with the terms of the Indenture,
•	change any place where or the currency in which any debt securities are payable, or
•	adversely affect the right, if any, of holders to exchange any debt securities for other securities or property in accordance with their terms, or
•	impair the holder’s right to institute suit to enforce the payment of any debt securities on or after their stated maturity or the right to exchange any debt securities in accordance with their terms, or
•	reduce the percentage of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such Indenture or specified defaults under the Indenture and their consequences, or
•	reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities,

without, in each case, obtaining the consent of the holder of each outstanding debt security affected by the modification or amendment.

The Indenture also contains provisions permitting Maiden NA, Maiden, as guarantor, and the Trustee, without the consent of the holders of any debt securities, to modify or amend the Indenture, among other things:

•	to add to the Events of Default or covenants in a manner that benefits the holders of all or any series of debt securities issued under the Indenture;
•	to provide for security of debt securities of any series or add guarantees;

•	to add to or change any provisions of the Indenture to facilitate the issuance of bearer securities;
•	to establish the form or terms of debt securities of any series and any related coupons;
•	to cure any ambiguity or correct or supplement any provision in such Indenture which may be defective or inconsistent with other provisions in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, or to make any change necessary to comply with any requirement of the SEC in connection with the Indenture under the Trust Indenture Act, in each case which shall not adversely affect the interests of the holders of any series of debt securities;
•	to amend or supplement any provision contained in the Indenture, provided that the amendment or supplement does not apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision; or
•	to conform the terms of the Indenture or the debt securities to the description thereof contained in any prospectus or other offering document or memorandum relating to the offer and sale of those debt securities.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive Maiden NA’s or Maiden’s compliance with some of the restrictive provisions of the Indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the Indenture with respect to the debt securities of that series and its consequences, except a default (i) in the payment of the principal of, or premium, if any, or interest, if any, on the debt securities of that series, (ii) in the delivery of securities or property upon the exchange of any debt securities of that series in accordance with their terms, or (iii) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

The Indenture contains provisions for convening meetings of the holders of a series of debt securities. A meeting may be called at any time by the Trustee, and also, upon Maiden NA’s request, or the request of holders of at least 10% in aggregate principal amount of the outstanding debt securities of a series. Notice of a meeting must be given in accordance with the provisions of the Indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series and the related coupons, if any. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding debt securities of a series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of a supermajority in aggregate principal amount of the outstanding debt securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding debt securities of that series will constitute a quorum.

Discharge, Defeasance, and Covenant Defeasance

Satisfaction and Discharge

Upon Maiden NA’s direction, the Indenture shall cease to be of further effect with respect to the debt securities of any series specified by Maiden NA, subject to the survival of specified provisions of the Indenture, including Maiden NA’s obligation to repurchase such debt securities at the option of the holders thereof or to exchange such debt securities into other securities or property in accordance with their terms, if applicable, and Maiden NA’s obligation to pay Additional Amounts in respect of such debt securities to the extent described below, when:

•	either
(A)	all outstanding debt securities of that series and, in the case of bearer securities, all related coupons have been delivered to the Trustee for cancellation, subject to exceptions, or
(B)	all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and Maiden NA has deposited with the Trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay the entire indebtedness on the debt securities of that series and, if applicable, related coupons, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by Maiden NA, in the exercise of its sole discretion, those Additional Amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;
•	Maiden NA has paid all other sums payable under the Indenture with respect to the debt securities of that series (including amounts payable to the Trustee); and
•	the Trustee has received an officers’ certificate and an opinion of counsel to the effect that all conditions precedent to the satisfaction and discharge of the Indenture have been satisfied.

If the debt securities of any series provide for the payment of Additional Amounts, Maiden NA will remain obligated, following the deposit described above, to pay Additional Amounts on those debt securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.

Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, Maiden NA may elect with respect to the debt securities of the particular series either:

•	to defease and discharge itself and Maiden, as guarantor, from any and all obligations with respect to those debt securities (“full defeasance”), except for, among other things:
(1)	the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those debt securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below;
(2)	the obligations to register the transfer or exchange of those debt securities;
(3)	the obligation to replace temporary or mutilated, destroyed, lost, or stolen debt securities;
(4)	the obligation to maintain an office or agency in respect of those debt securities;
(5)	the obligation to hold moneys for payment in respect of those debt securities in trust; and
(6)	the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof or to exchange those debt securities for other securities or property in accordance with their terms, or

•	to be released from its obligations and to release Maiden, as guarantor, of its obligations with respect to those debt securities under certain covenants in the Indenture and, if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the Trustee, or other qualifying Trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on, and, to the extent that (x) those debt securities provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by Maiden NA, in the exercise of its sole discretion, the Additional Amounts with respect to, those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments, whether at maturity, upon redemption, upon repayment at the option of the holder or otherwise.

The full defeasance or covenant defeasance described above shall only be effective if, among other things:

•	it shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which Maiden NA, Maiden, as guarantor, or any of their subsidiaries are a party or are bound;
•	in the case of full defeasance, Maiden NA shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee confirming that:
(A)	Maiden NA has received from, or there has been published by, the Internal Revenue Service a ruling; or
(B)	since the date of the Indenture, there has been a change in applicable federal income tax law,

in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the full defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•	in the case of covenant defeasance, Maiden NA shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;
•	if the cash and government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, Maiden NA shall have given the Trustee irrevocable instructions to redeem those debt securities on that date;
•	no Event of Default or default which with notice or lapse of time or both would become an Event of Default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of full defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to Maiden NA, Maiden, as guarantor, or any of their Significant Subsidiaries or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

•	Maiden NA shall have delivered to the Trustee an officers’ certificate and legal opinion to the effect that all conditions precedent to the full defeasance or covenant defeasance, as the case may be, have been satisfied.

In the event Maiden NA effects covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the Trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, Maiden NA would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting full defeasance or covenant defeasance with respect to the debt securities of a particular series.

Concerning the Trustee

The Indenture provides that there may be more than one Trustee under the Indenture, each with respect to one or more series of debt securities. If there are different Trustees for different series of debt securities, each Trustee will be a Trustee separate and apart from any other Trustee under the Indenture. Unless otherwise indicated in any applicable prospectus supplement, any action permitted to be taken by a Trustee may be taken by such Trustee only with respect to the one or more series of debt securities for which it is the Trustee under the Indenture. Any Trustee under the Indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the Trustee with respect to that series at an office designated by the trustee in Wilmington, Delaware.

Under the Trust Indenture Act, the Indenture is deemed to contain limitations on the right of the Trustee, should it become a creditor of Maiden NA or Maiden, as guarantor, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions with Maiden NA or Maiden. If it acquires any conflicting interest relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.

The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee with respect to such series of debt securities, provided that the direction would not conflict with any rule of law or with the Indenture or with any series of debt securities or with any series of debt securities, such direction would not be unduly prejudicial to the rights of another holders of the debt securities (or any other series), and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the debt securities, unless they shall have offered to the Trustee security and indemnity reasonably satisfactory to the Trustee.

Wilmington Trust Company is the Trustee under the Indenture. We maintain corporate trust relationships in the ordinary course of business with the Trustee.

Governing Law

The Indenture, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEBT SECURITIES OF MAIDEN HOLDINGS, LTD.

The debt securities of Maiden will be issued in one or more series under an indenture by and between Maiden and Wilmington Trust, National Association, as trustee. References in this section to the “Maiden Indenture” refer to such indenture, references to the “Trustee” refer to such trustee or any other trustee for any particular series of debt securities issued under the Maiden Indenture and references to “debt securities” refer to debt securities that Maiden may issue from time to time. The terms of the debt securities of any series will be those specified in or pursuant to the Maiden Indenture and in the applicable debt securities of that series and those made part of the Maiden Indenture by the Trust Indenture Act of 1939, as amended.

The following description of selected provisions of the Maiden Indenture and the debt securities is not complete, and the description of selected terms of the debt securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the form of the Maiden Indenture and the form of the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the Maiden Indenture or the form of the applicable debt securities, see “Where You Can Find More Information” in this prospectus. The following description of debt securities and the description of the debt securities of the particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the Maiden Indenture and the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus. Capitalized terms used but not defined in this section shall have the meanings assigned to those terms in the Maiden Indenture.

The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When the debt securities of a particular series are offered for sale, the specific terms of such debt securities will be described in the applicable prospectus supplement. If any particular terms of such debt securities described in a prospectus supplement differ from any of the terms of the debt securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

The debt securities of each series will constitute the unsecured unsubordinated or subordinated obligations of Maiden and will rank on a parity in right of payment with all of its other existing and future unsecured and unsubordinated or subordinated indebtedness, as the case may be. Maiden may issue an unlimited principal amount of debt securities under the Maiden Indenture. The Maiden Indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by Maiden. Please read the applicable prospectus supplement relating to the debt securities of the particular series being offered thereby for the specific terms of such debt securities, including, where applicable:

•	the title of the series of debt securities;
•	any limit on the aggregate principal amount of debt securities of the series;
•	the date or dates on which Maiden will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine such date or dates;
•	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;
•	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;
•	the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine such date or dates;
•	the date or dates, if any, on which the interest on the debt securities of the series will be payable and the record dates for any such payment of interest;

•	the manner in which, or the person to whom, any interest on any bearer security of the series of debt securities will be payable, if different than upon presentation and surrender of the coupons relating to the bearer security;
•	the terms and conditions, if any, upon which Maiden is required to, or may, at its option, redeem debt securities of the series;
•	the terms and conditions, if any, upon which Maiden will be required to repurchase debt securities of the series at the option of the holders of debt securities of the series;
•	whether the debt securities of any series are senior or subordinated obligations;
•	the terms of any sinking fund or analogous provision;
•	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;
•	the authorized denominations in which the series of debt securities will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, in the case of registered securities, or minimum denominations of $5,000, in the case of bearer securities;
•	the place or places where (1) amounts due on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer and exchange and, if applicable, for exchange for other securities or property, and (3) notices or demands to or upon Maiden in respect of the debt securities of the series or the Maiden Indenture may be served, if different than the corporate trust office of the Trustee;
•	if other than U.S. dollars, the currency or currencies in which purchases of, and payments on, the debt securities of the series must be made and the ability, if any, of Maiden or the holders of debt securities of the series to elect for payments to be made in any other currency or currencies;
•	whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods (any of those debt securities being referred to as “Indexed Securities”) and the manner used to determine those amounts;
•	any addition to, modification, or deletion of, any covenant or Event of Default with respect to debt securities of the series;
•	whether the debt securities of the series will be issuable in registered or bearer form or both and whether any debt securities of the series will be issued in temporary or permanent global form and, if so, the identity of the depositary for the global debt securities;
•	whether and under what circumstances Maiden will pay Additional Amounts on the debt securities of the series to any holder who is a United States Alien in respect of any tax, assessment, or other governmental charge and, if so, whether Maiden will have the option to redeem such debt securities rather than pay the Additional Amounts; and
•	any other terms of debt securities of the series.

As used in this prospectus and any prospectus supplement relating to the offering of debt securities, references to the principal of and premium, if any, and interest, if any, on the debt securities of a series include Additional Amounts, if any, payable on the debt securities of such series in that context.

Maiden may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Material federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise specified in the applicable prospectus supplement, Maiden may, without the consent of, or notice to, the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Other than to the extent provided with respect to the debt securities of a particular series and described in an applicable prospectus supplement, the Maiden Indenture will not contain any provisions that would limit our ability to incur indebtedness or to substantially reduce or eliminate our consolidated assets, which may have an adverse effect on the ability of us to service our indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:

(1)	a highly leveraged or similar transaction involving us, our management, or any affiliate of any of those parties,
(2)	a change of control, or
(3)	a reorganization, restructuring, merger, or similar transaction involving us or our affiliates that may adversely affect the holders of our debt securities.

Registration, Transfer, Payment, and Paying Agent

Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The Maiden Indenture, however, provides that Maiden may also issue debt securities in bearer form only, or in both registered and bearer form. Purchasers of bearer securities will be subject to certification procedures and may be affected by limitations under United States tax laws. The terms of the bearer securities of the particular series and the applicable procedures and limitations will be described in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, registered securities will be issued in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof, and bearer securities will be issued in minimum denominations of $5,000.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for exchange for other securities or property, at an office or agency maintained by Maiden in Wilmington, Delaware. However, Maiden, at its option, may make payments of interest on any interest payment date on any registered security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.

Any interest not punctually paid or duly provided for on any interest payment date with respect to the debt securities of any series will forthwith cease to be payable to the holders of those debt securities on the applicable regular record date and may either be paid to the persons in whose names those debt securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the Trustee, notice whereof shall be given to the holders of those debt securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the Maiden Indenture.

Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the designated place or places. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any exchange of debt securities for other securities or property, but Maiden may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.

Unless otherwise specified in the applicable prospectus supplement, Maiden will not be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;
•	register the transfer of or exchange any registered security, or portion of any registered security, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or
•	issue, register the transfer of or exchange a debt security which has been surrendered for repurchase at the option of the holder, except the portion, if any, of the debt security not to be repurchased.

Book-Entry Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating thereto. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

Maiden anticipates that global debt securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, New York, New York, and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. Maiden also anticipates that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements will be described in the applicable prospectus supplement.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and other organizations. DTC is a wholly-owned subsidiary of DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities except in the limited circumstances described below.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of direct participants in the debt securities in accordance with its procedures.

A beneficial owner of debt securities shall give notice to elect to have its debt securities repurchased or tendered, through its participant to the Trustee and shall effect delivery of such debt securities by causing the direct participant to transfer the participant’s interest in such debt securities, on DTC’s records, to the Trustee. The requirement for physical delivery of debt securities in connection with a repurchase or tender will be deemed satisfied when the ownership rights in such debt securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of such debt securities to the Trustee’s DTC account.

In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote such global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to Maiden as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

Principal of and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or Maiden, subject to any legal requirements in effect from time to time. Payment of principal, premium, if any, and interest, if any, to Cede & Co. is Maiden’s responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except as described in this prospectus, owners of beneficial interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the Maiden Indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. Neither we, nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, owners of beneficial interests in a global debt security will not receive certificates representing their interests. However, if

•	DTC notifies Maiden that it is unwilling or unable to continue as a depositary for the global debt securities of any series or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by Maiden within 90 days of the notification or of Maiden’s becoming aware of DTC’s ceasing to be so registered, as the case may be,
•	Maiden determines, in its sole discretion, not to have the debt securities of any series represented by one or more global debt securities, or
•	an Event of Default under the Maiden Indenture has occurred and is continuing with respect to the debt securities of any series and DTC wishes to exchange such global debt securities for definitive certificated debt securities,

Maiden will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

We obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but neither we nor any applicable underwriters, agents or dealers take any responsibility for the accuracy of this information.

Outstanding Debt Securities

In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent, or waiver under the Maiden Indenture:

•	the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the original issue discount security as of the date of the determination,
•	the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal amount of the Indexed Security determined on the date of its original issuance,
•	the principal amount of a debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of the debt security, and
•	a debt security owned by Maiden or any obligor on the debt security or any affiliate of Maiden or such other obligor shall be deemed not to be outstanding.

Redemption and Repurchase

The debt securities of any series may be redeemable at Maiden’s option or may be subject to mandatory redemption by Maiden as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by Maiden at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.

Exchange

The terms and conditions, if any, on which debt securities of any series are exchangeable for shares of our common shares or other securities or property will be set forth in the applicable prospectus supplement.

Certain Covenants

Any material covenants applicable to the debt securities of any series not described in this prospectus will be specified in the applicable prospectus supplement.

Merger, Consolidation, and Transfer of Assets

The Maiden Indenture provides that Maiden may not, in any transaction or series of related transactions, consolidate or amalgamate with or merge into any other person or sell, lease, assign, transfer, or otherwise convey all or substantially all of their assets to any other person unless:

•	in such transaction or transactions involving Maiden, either (1) Maiden shall be the continuing person (in the case of a merger) or (2) the successor person (if other than Maiden) formed by or resulting from the consolidation or amalgamation or merger or to which such sale, assignment, transfer, lease or other conveyance of all or substantially all of the properties and assets of Maiden is made, shall be a corporation organized and existing under the laws of the United States or Bermuda, and such successor person shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities outstanding under the Maiden Indenture and the due and punctual performance of all of Maiden’s other obligations under the Maiden Indenture and the debt securities outstanding thereunder, including any applicable exchange rights of holders;
•	immediately after giving effect to such transaction or transactions, no Event of Default under the Maiden Indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the Maiden Indenture, shall have occurred and be continuing; and
•	the Trustee shall have received an officer’s certificate and opinion of counsel from Maiden to the effect that all conditions precedent provided for in the Maiden Indenture have been satisfied.

Upon any consolidation or amalgamation by Maiden with, or Maiden’s merger into, any other person or any sale, assignment, transfer, lease, or conveyance of all of the properties and assets of Maiden to any person in accordance with the provisions of the Maiden Indenture described above, the successor person formed by the consolidation or amalgamation or into which Maiden is merged or to which the sale, assignment, transfer, lease, or other conveyance is made shall succeed to, and be substituted for, Maiden, and may exercise every right and power of Maiden under the Maiden Indenture with the same effect as if such successor person had been named as Maiden, therein; and thereafter, except in the case of a lease, the predecessor person shall be released from all obligations and covenants under the Maiden Indenture and the debt securities issued under that Maiden Indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the Maiden Indenture as being:

(1)	failure to pay interest for 30 days after the date payment is due and payable on any debt security of that series;
(2)	failure to pay principal or premium, if any, on any debt security of that series when due, either at maturity, upon any redemption, by declaration or otherwise;
(3)	failure to make any sinking fund payment or payment under any analogous provision when due with respect to any debt security of that series;
(4)	failure to perform any other covenant for 60 days after notice of such performance was required;
(5)	specified events of bankruptcy, insolvency, or reorganization with respect to Maiden or any Significant Subsidiary of Maiden; or
(6)	any other Event of Default established for the debt securities of that series.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. Events of Default with respect to our subordinated debt securities may be different than those with respect to our senior debt securities. The Trustee is required to give notice to holders of the debt securities of any series within 90 days after the Trustee has knowledge of a default relating to such debt securities; provided, however, that the Trustee may withhold such notice except a default in payment of principal, premium, if any, interest, if any, Additional Amounts, if any, or sinking fund payments, if any, in respect of such debt securities or a default or in the delivery of securities or property upon exchange of such debt securities in accordance with their terms, if the Trustee, in good faith, determines it is in the best interest of such holders to do so.

If an Event of Default specified in clause (5) above occurs and is continuing, then the principal of all the debt securities and interest, if any, thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the debt securities of any series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and interest, if any, thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such acceleration and its consequences.

The Maiden Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Maiden Indenture, or for the appointment of a receiver or Trustee, or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it, and no inconsistent direction has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of the debt securities of that series. Notwithstanding any other provision of the Maiden Indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, and any Additional Amounts on that debt security on the respective due dates for those payments and, in the case of any debt security which is exchangeable for other securities or property, to exchange that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such exchange, and this right shall not be impaired without the consent of such holder.

Subject to the provisions of the Trust Indenture Act requiring the Trustee, during the continuance of an Event of Default under the Maiden Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Maiden Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee reasonable indemnity. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee.

Within 120 days after the close of each fiscal year, Maiden must deliver to the Trustee an officers’ certificate stating whether or not each certifying officer has knowledge of any default under the Maiden Indenture and, if so, specifying each such default and the nature and status thereof.

Modification, Waivers, and Meetings

The Maiden Indenture permits Maiden and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the Maiden Indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the Maiden Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the Maiden Indenture. However, no modification or amendment shall, among other things:

•	change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on or any Additional Amounts, if any, with respect to any debt securities, or
•	reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of any debt securities, or any Additional Amounts with respect to any debt securities, or change Maiden’s obligation to pay Additional Amounts, or
•	reduce the amount of principal of any original issue discount securities that would be due and payable upon acceleration of the maturity of any debt security, or
•	adversely affect any right of repayment or repurchase at the option of any holder, or
•	change any place where or the currency in which any debt securities are payable, or
•	adversely affect the right, if any, of holders to exchange any debt securities for other securities or property in accordance with their terms, or
•	impair the holder’s right to institute suit to enforce the payment of any debt securities on or after their stated maturity or the right to exchange any debt securities in accordance with their terms, or
•	reduce the percentage of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such Maiden Indenture or specified defaults under the Maiden Indenture and their consequences, or
•	reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities,

without, in each case, obtaining the consent of the holder of each outstanding debt security affected by the modification or amendment.

The Maiden Indenture also contains provisions permitting Maiden and the Trustee, without the consent of the holders of any debt securities, to modify or amend the Maiden Indenture, among other things:

•	to add to the Events of Default or covenants in a manner that benefits the holders of all or any series of debt securities issued under the Maiden Indenture;
•	to provide for security of debt securities of any series or add guarantees;
•	to add to or change any provisions of the Maiden Indenture to facilitate the issuance of bearer securities;
•	to establish the form or terms of debt securities of any series and any related coupons;
•	to cure any ambiguity or correct or supplement any provision in such Maiden Indenture which may be defective or inconsistent with other provisions in the Maiden Indenture, or to make any other provisions with respect to matters or questions arising under the Maiden Indenture, or to make any change necessary to comply with any requirement of the SEC in connection with the Maiden Indenture under the Trust Indenture Act, in each case which shall not adversely affect the interests of the holders of any series of debt securities;
•	to amend or supplement any provision contained in the Maiden Indenture, provided that the amendment or supplement does not apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision; or

•	to conform the terms of the Maiden Indenture or the debt securities to the description thereof contained in any prospectus or other offering document or memorandum relating to the offer and sale of those debt securities.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive Maiden’s compliance with some of the restrictive provisions of the Maiden Indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the Maiden Indenture with respect to the debt securities of that series and its consequences, except a default (i) in the payment of the principal of, or premium, if any, or interest, if any, on the debt securities of that series, (ii) in the delivery of securities or property upon the exchange of any debt securities of that series in accordance with their terms, or (iii) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

The Maiden Indenture contains provisions for convening meetings of the holders of a series of debt securities. A meeting may be called at any time by the Trustee, and also, upon Maiden’s request, or the request of holders of at least 10% in aggregate principal amount of the outstanding debt securities of a series. Notice of a meeting must be given in accordance with the provisions of the Maiden Indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Maiden Indenture will be binding on all holders of debt securities of that series and the related coupons, if any. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding debt securities of a series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of a supermajority in aggregate principal amount of the outstanding debt securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding debt securities of that series will constitute a quorum.

Discharge, Defeasance, and Covenant Defeasance

Satisfaction and Discharge

Upon Maiden’s direction, the Maiden Indenture shall cease to be of further effect with respect to the debt securities of any series specified by Maiden, subject to the survival of specified provisions of the Maiden Indenture, including Maiden’s obligation to repurchase such debt securities at the option of the holders thereof or to exchange such debt securities into other securities or property in accordance with their terms, if applicable, and Maiden’s obligation to pay Additional Amounts in respect of such debt securities to the extent described below, when:

•	either
(A)	all outstanding debt securities of that series and, in the case of bearer securities, all related coupons have been delivered to the Trustee for cancellation, subject to exceptions, or
(B)	all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and Maiden has deposited with the Trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay the entire indebtedness on the debt securities of that series and, if applicable, related coupons, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by Maiden, in the exercise of its sole discretion, those Additional Amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;
•	Maiden has paid all other sums payable under the Maiden Indenture with respect to the debt securities of that series (including amounts payable to the Trustee); and
•	the Trustee has received an officers’ certificate and an opinion of counsel to the effect that all conditions precedent to the satisfaction and discharge of the Maiden Indenture have been satisfied.

If the debt securities of any series provide for the payment of Additional Amounts, Maiden will remain obligated, following the deposit described above, to pay Additional Amounts on those debt securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.

Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, Maiden may elect with respect to the debt securities of the particular series either:

•	to defease and discharge itself from any and all obligations with respect to those debt securities (“full defeasance”), except for, among other things:
(1)	the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those debt securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below;
(2)	the obligations to register the transfer or exchange of those debt securities;
(3)	the obligation to replace temporary or mutilated, destroyed, lost, or stolen debt securities;
(4)	the obligation to maintain an office or agency in respect of those debt securities;
(5)	the obligation to hold moneys for payment in respect of those debt securities in trust; and
(6)	the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof or to exchange those debt securities for other securities or property in accordance with their terms, or
•	to be released from its obligations with respect to those debt securities under certain covenants in the Maiden Indenture and, if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the Trustee, or other qualifying Trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on, and, to the extent that (x) those debt securities provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by Maiden, in the exercise of its sole discretion, the Additional Amounts with respect to, those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments, whether at maturity, upon redemption, upon repayment at the option of the holder or otherwise.

The full defeasance or covenant defeasance described above shall only be effective if, among other things:

•	it shall not result in a breach or violation of, or constitute a default under, the Maiden Indenture or any other material agreement or instrument to which Maiden or any of its subsidiaries are a party or are bound;
•	in the case of full defeasance, Maiden shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee confirming that:
(A)	Maiden has received from, or there has been published by, the Internal Revenue Service a ruling; or
(B)	since the date of the Maiden Indenture, there has been a change in applicable federal income tax law,

in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the full defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•	in the case of covenant defeasance, Maiden shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;
•	if the cash and government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, Maiden shall have given the Trustee irrevocable instructions to redeem those debt securities on that date;
•	no Event of Default or default which with notice or lapse of time or both would become an Event of Default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of full defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to Maiden or any of its Significant Subsidiaries or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and
•	Maiden shall have delivered to the Trustee an officers’ certificate and legal opinion to the effect that all conditions precedent to the full defeasance or covenant defeasance, as the case may be, have been satisfied.

In the event Maiden effects covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the Trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, Maiden would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting full defeasance or covenant defeasance with respect to the debt securities of a particular series.

Concerning the Trustee

The Maiden Indenture provides that there may be more than one Trustee under the Maiden Indenture, each with respect to one or more series of debt securities. If there are different Trustees for different series of debt securities, each Trustee will be a Trustee separate and apart from any other Trustee under the Maiden Indenture. Unless otherwise indicated in any applicable prospectus supplement, any action permitted to be taken by a Trustee may be taken by such Trustee only with respect to the one or more series of debt securities for which it is the Trustee under the Maiden Indenture. Any Trustee under the Maiden Indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the Trustee with respect to that series at an office designated by the trustee in Wilmington, Delaware.

Under the Trust Indenture Act, the Maiden Indenture is deemed to contain limitations on the right of the Trustee, should it become a creditor of Maiden, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions with Maiden. If it acquires any conflicting interest relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.

The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee with respect to such series of debt securities, provided that the direction would not conflict with any rule of law or with the Maiden Indenture or with any series of debt securities or with any series of debt securities, such direction would not be unduly prejudicial to the rights of another holders of the debt securities (or any other series), and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. The Trustee will be under no obligation to exercise any of its rights or powers under the Maiden Indenture at the request of any of the holders of the debt securities, unless they shall have offered to the Trustee security and indemnity reasonably satisfactory to the Trustee.

Wilmington Trust, National Association is the Trustee under the Maiden Indenture. We maintain corporate trust relationships in the ordinary course of business with the Trustee.

Governing Law

The Maiden Indenture, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of the warrants we may issue for the purchase of securities that may be offered under this prospectus. We may issue warrants independently or together with other securities offered by any prospectus supplement and may attach warrants to those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement relating to the particular issue of the warrants. The warrant agent will act solely as our agent in connection with warrant certificates evidencing the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of certificates evidencing warrants or beneficial owners of warrants.

The following describes certain general terms and provisions of warrants we may offer. We will set forth further terms of the warrants and the applicable warrant agreement in the applicable prospectus supplement.

Warrants

The applicable prospectus supplement relating to a particular issue of warrants to issue preference shares, depositary shares, common shares or other securities will describe the terms of those warrants, including the following, if applicable:

•	the title of the warrants;
•	offering price for the warrants, if any;
•	the aggregate number of the warrants;
•	the designation and terms of the securities purchasable upon exercise of the warrants;
•	the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;
•	the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
•	the number of securities that may be purchased upon exercise of a warrant and the price at which the securities may be purchased upon exercise;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the minimum or maximum amount of the warrants that may be exercised at any one time;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	a discussion of material United States federal income tax considerations;
•	anti-dilution provisions of the warrants, if any;
•	redemption or call provisions, if any, applicable to the warrants;
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and
•	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount or number of securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase our securities, the holder will not have any rights as a holder of the applicable underlying securities by virtue of ownership of warrants.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

We or Maiden NA may sell the offered securities in four ways: (i) to or through underwriters; (ii) to or through dealers; (iii) through agents and (iv) directly or through our or Maiden NA’s subsidiaries to purchasers. If we or Maiden NA sell the offered securities directly or through our or Maiden NA’s subsidiaries to purchasers, we or Maiden NA will only do so if our or Maiden NA’s employees, as applicable, and other associated persons acting on our or Maiden NA’s behalf in connection with the sale of the offered securities are not deemed to be “brokers” under the Exchange Act or otherwise qualify for the exemption under Rule 3a4-1 of the Exchange Act or any similar rule or regulation as the SEC may adopt and which shall be in effect at the time.

We or Maiden NA may distribute the offered securities from time to time in one or more transactions at (i) a fixed price or prices, which may be changed, (ii) at market prices prevailing at the time of sale, (iii) at prices related to such market prices or (iv) at negotiated prices.

If underwriters are used in the offering of the offered securities, the names of the managing underwriter or underwriters and any other underwriters and certain terms of the offering, including compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement. Only underwriters named in the applicable prospectus supplement will be deemed to be underwriters in connection with the offered securities described in that prospectus supplement. Firms not so named will have no direct or indirect participation in the underwriting of such securities, although such a firm may participate in the distribution of those securities under circumstances entitling that firm to a dealer’s commission. It is anticipated that any underwriting agreement pertaining to any offered securities will (i) entitle the underwriters to indemnification by us or Maiden NA, as the case may be, against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments which the underwriters may be required to make in respect thereof, (ii) provide that the obligations of the underwriters will be subject to certain conditions precedent and (iii) provide that the underwriters generally will be obligated to purchase all of the offered securities if any are purchased.

We or Maiden NA also may sell the offered securities to a dealer as principal. If we or Maiden NA sell the offered securities to a dealer as a principal, then the dealer may resell those securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

The offered securities also may be offered through agents we or Maiden NA may designate from time to time. The applicable prospectus supplement will contain the name of any such agent and the terms of its agency. Unless otherwise indicated in the prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of the offered securities, we or Maiden NA may utilize the services of any available electronic auction system to conduct an electronic “dutch auction” of the offered securities among potential purchasers who are eligible to participate in the auction of such securities, if so described in the prospectus supplement.

Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described in the prospectus supplement and, under agreements which may be entered into with us or Maiden NA, may be entitled to indemnification by us or Maiden NA, as applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments which they may be required to make in respect of those liabilities.

The preference shares, depositary shares, debt securities, warrants and units, when first issued, will have no established trading market. Any underwriters or agents to or through whom offered securities are sold by us or Maiden NA for public offering and sale may make a market in such offered securities, but the underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any offered securities. The applicable prospectus supplement will set forth whether or not underwriters or agents may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of debt securities offered thereby at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Underwriters, dealers and agents may engage in transactions with us or Maiden NA, or perform services for us or Maiden NA in the ordinary course of business.

Offers to purchase the offered securities may be solicited directly by us or Maiden NA or through our or Maiden NA’s subsidiaries and sales thereof may be made by us or Maiden NA directly to institutional investors or others. The terms of any such sales will be described in the applicable prospectus supplement.

LEGAL MATTERS

The legality of the securities under Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, Bermuda. The legality of the debt securities, the guarantees and the depositary shares under Delaware and New York law will be passed upon for us and Maiden NA by Sidley Austin LLP, New York, New York. The legality of the securities for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

The financial statements and schedules as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 and the report on effectiveness of internal control over financial reporting as of December 31, 2015 incorporated in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. FEDERAL SECURITIES LAWS

We are a Bermuda exempted company. As a result, the rights of holders of our common shares will be governed by Bermuda law and our memorandum of association and bye-laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. Some of the experts named in this prospectus reside outside the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

$

Maiden Holdings, Ltd.

    % Notes due 2046

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch

Morgan Stanley

Wells Fargo Securities

           , 2016